Exhibit 10.21

AGREEMENT OF LEASE

FOR AND IN CONSIDERATION of the mutual covenants herein contained, as of this 20th day of October, 2009, the parties hereto do hereby agree as follows:

1. Incorporated Terms. The following terms are incorporated by reference into this Agreement:

(a)	NAME AND ADDRESS OF LANDLORD:

BTCT ASSOCIATES, L.L.C.,

a New Jersey limited liability company

c/o Steiner Equities Group, L.L.C.

75 Eisenhower Parkway

Roseland, New Jersey 07068-1696

(b)	NAME AND ADDRESS OF TENANT:

VALERITAS, INC.,

a Delaware corporation

9 Campus Drive, 2nd Floor East

Parsippany, New Jersey 07054

(c)	DESCRIPTION OF PREMISES:

The space shown shaded on the First Floor Plan Rider attached hereto, in the building known as 750 Route 202, Bridgewater, Somerset County, New Jersey.

(d)	AREA OF PREMISES AND BUILDING:

Premises:             7,655 rentable square feet

Building:             104,425 rentable square feet

(e)	TERM OF LEASE:

Three (3) “Lease Years” (as hereinafter defined in Par. 3(c)), commencing and expiring as set forth in Par. 3(a).

(f)	PERMITTED USE:

General office use only.

(g)	MAXIMUM VEHICLE PARKING:

31

(h)	SECURITY DEPOSIT:

$45,930.00

(i)	TENANT’S SHARE:

7.33%

(j)	BASE TAX YEAR:

2010

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(k)	BASE EXPENSE YEAR:

2010

(l)	BROKER:

CB Richard Ellis, Inc. and Steiner Equities Group, L.L.C.; commission to be paid by Landlord.

(m)	RIDERS TO LEASE:

Annual Rent Rider

Extension Option Rider

Real Estate Tax Rider

Operating Expense Rider

Landlord’s Services Rider

Energy Rider

Rules and Regulations Rider

Landlord’s Work Rider

First Floor Plan Rider

2. Description of Premises. (a) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the premises described in Par. 1(c) (the “Premises”). The Premises are located in the building identified in Par. 1 (c) (the “Building”) (the Building, the land upon which the Building is located and the other improvements located on the land are hereinafter collectively called the “Property”).

(b) The parties acknowledge that there are multiple methods of computing rentable area and hereby agree for the purposes of this Lease that the rentable area of the Premises is the number of square feet set forth in Par. 1 (d), and the rentable area of the Building is the number of square feet set forth in Par. 1(d).

(c) Landlord and Tenant acknowledge and agree that the Premises shall be divided in two parts as shown on the First Floor Plan Rider attached hereto. The portion of the Premises identified on the First Floor Plan Rider as the “Part A Premises” shall consist of a left unit containing approximately 1,445 rentable square feet and a rear unit containing approximately 4,225 rentable square feet. The portion of the Premises identified on the First Floor Plan Rider as the “Part B Premises” shall consist of a right unit containing approximately 1,985 rentable square feet.

(d) Landlord shall improve the premises in conformity with, and to the extent of, Landlord’s Work Rider attached hereto (“Landlord’s Work”), and shall have no other obligation to do any work in and to the Premises or the Building to render them ready for Tenant’s occupancy. Tenant has inspected the Premises and agrees to take the Premises in its present “as is” condition, except as otherwise expressly provided herein.

3. Term. (a) Landlord agrees to deliver possession of the Part A Premises to Tenant on the Commencement Date (as hereinafter defined), broom clean and free of tenancies and the rights of occupants. The term of this Lease (the “Term”) shall commence on the date (the “Commencement Date”) which shall be the earlier of November 1, 2009, or the date on which Tenant occupies any portion of the Part A Premises, but until delivery of possession of the Part B Premises to Tenant in accordance with the terms and conditions of this Lease, this Lease shall only apply to the Part A Premises. The terms and conditions of this Lease shall apply to the entire Premises from and after the date (the “Part B Premises Commencement Date”) which shall be the earlier of the date on which Landlord’s Work has been substantially completed (or would have been substantially completed except by reason of Tenant Delay (as hereinafter defined)), or the date on which Tenant occupies any portion of the Part B Premises for the purpose of using the Part B Premises in the conduct of its business. “Substantially completed” shall mean that time when the only items to be completed are those which do not substantially interfere with Tenant’s use and

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occupancy of the Premises for the use set forth in Par. 1(f). The Term of this Lease shall expire on the date (the “Expiration Date”) which shall be three (3) Lease Years (as hereinafter defined) after the Part B Premises Commencement Date. Tenant acknowledges that a portion of Landlord’s Work consists of improvements to the Part A Premises and will be performed subsequent to Tenant taking possession of the Part A Premises. Tenant agrees to provide reasonable access to Landlord for the purpose of performing Landlord’s Work in both the Part A Premises and the Part B Premises, and agrees not to interfere with the performance of Landlord’s Work.

(b) Should Landlord be delayed in completing Landlord’s Work by reason of Tenant’s delay, default, lack of cooperation, request for changes in Landlord’s Work or for Tenant Extras (as defined in Landlord’s Work Rider) (“Tenant Delay”), the Part B Premises Commencement Date shall be accelerated by the number of days of delay occasioned by any such event of Tenant Delay.

(c) The first “Lease Year” shall be the period commencing on the Commencement Date and ending twelve (12) calendar months after the “Rent Commencement Date” (as hereinafter defined in Par. 4(c)), provided, however, that if the Rent Commencement Date is not the first day of a calendar month, the first Lease Year shall end twelve (12) calendar months from the last day of the month in which the Rent Commencement Date occurs. Each succeeding twelve (12) calendar month period thereafter shall be a Lease Year. The parties acknowledge that the first Lease Year shall be for a period greater than twelve (12) calendar months.

(d) Within ten (10) days after Landlord’s request, Tenant shall execute and deliver to Landlord a written confirmation of the Commencement Date, the Part B Premises Commencement Date, the Rent Commencement Date and the Expiration Date of this Lease.

4. Annual Rent; Additional Rent. (a) Tenant shall pay to Landlord at the address set forth in Par. 1 (a), or to such other person or at such other place as the Landlord may from time to time designate, without previous demand therefor and without counterclaim, deduction or set-off, the annual rent (“Annual Rent”) set forth on the Annual Rent Rider attached hereto. Annual Rent shall be payable in monthly installments as set forth on the Annual Rent Rider in advance on the first day of each month during the Term of the Lease. Annual Rent for a partial month shall be prorated. The first monthly installment of Annual Rent in the amount of $15,310.00 shall be paid by Tenant on the execution of this Lease.

(b) All other sums other than Annual Rent payable by Tenant under this Lease shall be deemed to be “Additional Rent” regardless of to whom such sums may be payable. Additional Rent shall be payable without counterclaim, deduction or set-off. In the event of Tenant’s failure to make timely payment of any item of Additional Rent, Landlord shall have available to it all rights and remedies provided by this Lease and by law as for non-payment of Annual Rent. The term “rent” in the Lease means Annual Rent and Additional Rent.

(c) Notwithstanding anything to the contrary contained herein, for and during the period of time commencing on the Commencement Date and ending at 11:59 p.m. on the day immediately preceding the Part B Premises Commencement Date, Tenant shall be obligated to pay Annual Rent for the Part A Premises but not for the Part B Premises. Commencing on the Part B Premises Commencement Date and ending fifteen (15) weeks thereafter (the “Rent Concession Period”), Tenant shall not be obligated to pay Annual Rent for either the Part A Premises or the Part B Premises. Commencing on the day immediately following the expiration of the Rent Concession Period (the “Rent Commencement Date”), Tenant shall pay the Annual Rent set forth on the Annual Rent Rider attached hereto. The first monthly installment of Annual Rent payable by Tenant on the execution of this Lease shall be for the first full calendar month following the Rent Commencement Date.

5. Insurance. (a) Tenant shall procure and maintain comprehensive general liability insurance with respect to the Premises. Landlord, Steiner Building Company, L.L.C. (“SBC”), Landlord’s Manager (presently Steiner Equities Group, L.L.C.) and Landlord’s mortgagee(s) shall be named as additional insureds. The liability insurance policy shall protect Landlord, Tenant and Landlord’s Manager and mortgagee(s) against any liability which arises from any occurrence on or about the Premises, or which arises from any liability, claims or costs indicated in Par. 14 against which Tenant is required to indemnify Landlord.

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(b) The policy is to be written by a good and solvent insurance company authorized to transact insurance business in the state in which the Property is located. The coverage limits of the policy shall be at least $2,000,000 in combined single limit with respect to personal injury, death or property damage arising out of any one occurrence. Such amount shall be subject to periodic increase as reasonably required by Landlord. A certificate evidencing such insurance policy shall be deposited with Landlord at least ten (10) days prior to the Commencement Date. Certificates evidencing renewals of such policy shall be deposited with Landlord not less than thirty (30) days prior to the end of the term of such policy. Such insurance shall not be subject to cancellation except after at least ten (10) days prior written notice to Landlord, and any loss shall be payable notwithstanding any act or negligence of Tenant or Landlord or any agent or employee thereof.

(c) Landlord shall procure and maintain (i) “All Risk” or “Special Form-Causes of Loss” insurance in an amount not less than the full replacement cost of the Premises and the Building; and (ii) during the period in which Landlord is performing Landlord’s Work, “Builder’s Risk” insurance. All such policies shall be written by good and solvent insurance companies authorized to transact business in the state in which the Property is located.

(d) Landlord and Tenant hereby release each other from any and all liability or responsibility to the other or anyone claiming through or under it or them by way of subrogation or otherwise, for any loss or damage occasioned to Landlord or Tenant, as the case may be, or to their respective property, whether or not such damage or loss shall have been caused by any acts or omissions of the other party, which loss or damage is insured under any insurance policy carried by Landlord or Tenant (or which would have been insured if the insurance required by this Lease had been maintained). This waiver is in addition to any other waiver or release contained in this Lease. Every insurance policy carried by Landlord or Tenant shall include provisions waiving the insurer’s subrogation rights against the other party.

(e) Tenant shall comply with the requirements of any insurance policy carried by Landlord or Tenant covering the Property or the Premises, all requirements of the issuer of any such policy, and the applicable regulations and requirements of the National Board of Fire Underwriters, any applicable local board of fire underwriters, and any other body exercising a similar function. If the premiums for any insurance policy maintained by Landlord applicable to the Property exceed the rate that would have been applicable for the permitted use of Tenant as a result of the failure by Tenant to comply with such requirements, or as a result of or in connection with the use to which the Premises are put by Tenant, Tenant shall reimburse Landlord for such excess within thirty (30) days after Landlord’s request therefor.

6. Services Furnished by Landlord. (a) Landlord shall furnish to the Premises only during Work Hours (hereinafter defined) the services set forth on the Services Rider attached hereto.

(b) “Work Hours” shall mean the period from 8:00 A.M. to 6:00 P.M. on Monday through Friday, excluding Building Holidays. Building Holidays are defined as New Year’s Day, Martin Luther King Day, President’s Day, Memorial Day, the Monday preceding or Friday following Independence Day if Independence Day falls on a Tuesday or Thursday respectively, Independence Day, Labor Day, Columbus Day, Veteran’s Day, Thanksgiving and the day following, Christmas Eve day, Christmas, New Year’s Eve day. Tenant may have access to and use the Premises other than during Work Hours, provided Tenant complies with Landlord’s security procedures with respect to such access and use, and provided further that Landlord shall not be required to supply any services during such other times. If Tenant shall require any services other than during Work Hours, Tenant shall pay to Landlord as additional rent, within ten (10) days after demand therefor the sum of $65.00 per hour for each hour that HVAC and/or electric services shall be provided to Tenant other than during Work Hours. The said hourly charge shall be subject to an appropriate increase to the extent that the public utility supplying electricity to the Building increases its charge for electricity from time to time.

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(c) Landlord reserves the right to suspend any of the services agreed to be supplied by Landlord hereunder when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Landlord for as long as shall be required by reason thereof and Landlord shall not be liable to Tenant and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof. The foregoing notwithstanding, if the Premises (or a material portion of the Premises) is made untenantable for a period in excess of three (3) consecutive business days as a result of any suspension or interruption in such services caused by the gross negligence or willful misconduct of Landlord, then Tenant shall be entitled to receive an abatement of rent beginning on the fourth (4th) consecutive business day of such service suspension and ending on the day the service has been restored to a condition under which Tenant can occupy the Premises for the use set forth in Par. 1(f) hereinabove. If such suspension or interruption in services caused by Landlord’s gross negligence or willful misconduct shall continue for a period of thirty (30) days or more, Tenant shall have the right to terminate this Lease upon written notice to Landlord given at anytime following the expiration of such thirty (30) day period and prior to the restoration of such services to a condition under which Tenant can occupy the Premises for the use set forth in Par. 1(f) hereinabove, and in the event of such termination, neither party shall have any further rights or obligations hereunder thereafter except for any such rights and/or obligations occurring prior the effective date of termination.

7. Permitted Uses. Tenant may use the Premises only for the uses set forth in Par. 1(f) above. Notwithstanding the foregoing, Tenant shall not use or permit the Premises to be used for any unlawful purpose or in violation of any certificate of occupancy covering the Property or which may constitute a public or private nuisance or make voidable any insurance in force relating to the Property.

8. Common Areas; Parking. (a) Tenant shall have the non-exclusive right, in common with others, to use any common entrances, lobbies, drives, elevators, stairs, and similar access and serviceways in and adjacent to the Building (hereinafter sometimes referred to as Common Area), if any, subject to such reasonable rules and regulations as the Landlord may adopt, provided that such rules and regulations do not materially impair Tenant’s rights under this Lease and are applied to Tenant in a non-discriminatory manner.

(b) Tenant and its employees and invitees shall have the right, in common with Landlord and other tenants of the Property and their employees and invitees, to use the parking areas provided by Landlord on the Property for the parking of passenger automobiles. Tenant’s parking shall not be reserved and shall be limited to vehicles no larger than standard sized automobiles or light pickup vehicles. Tenant and its employees and invitees shall not park in the parking areas more than the number of vehicles set forth in Par. 1 (g). Tenant shall not cause large trucks or other large vehicles to be parked within the parking areas, except that temporary parking of larger delivery vehicles may be permitted in the area designated therefor by Landlord. Vehicles shall be parked only in striped parking spaces and not in driveways, access roads, loading areas or other locations not specifically designated for parking. Landlord shall have the right to assign parking spaces for the exclusive use of other tenants of the Property and/or Landlord and their employees and invitees, and Tenant and its employees and invitees shall not park their vehicles in parking spaces allocated to others by Landlord. Landlord shall not be required to keep parking spaces clear of unauthorized vehicles or to otherwise supervise the use of the parking areas. Landlord shall not be responsible for any damage to or theft of any vehicles in the parking areas. Landlord may issue parking permits, install a gate system or impose any other system as Landlord deems necessary for the use of the parking areas. Landlord reserves the right from time to time (i) to change or reduce the parking areas, roads and driveways; and (ii) to make any alterations or repairs that it deems necessary (in Landlord’s reasonable discretion) to the parking areas, roads or driveways, and to temporarily revoke or modify the parking rights granted to Tenant without any abatement or reduction of rent by reason thereof provided that Tenant shall at all times have the right to use at least 31 parking spaces in the parking area on the Property. Landlord may require Tenant to furnish it with the automobile license numbers assigned to vehicles of Tenant and its employees and invitees and to notify Landlord of any changes thereof. Landlord may limit parking in the front yard of the Property to visitors.

9. No Representations. Tenant acknowledges that Landlord has not made any representation with respect to any matter or thing affecting or related to the Premises, other than as expressly provided herein.

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10. Compliance with Law. (a) Tenant shall take all necessary action to conform to and comply with all laws, orders and regulations of any governmental authority or Landlord’s or Tenant’s insurers, now or hereafter applicable to Tenant’s particular manner of use or occupancy of the Premises (as opposed to general office use), including the federal Occupational Safety and Health Act. Landlord, at its sole cost and expense, shall obtain all required permits and certificates of occupancy for Tenant’s initial occupancy of the Premises, unless Landlord is unable to obtain such permits and certificates of occupancy because of the practices of the local municipality, or because of any work being performed by Tenant, or for any other reason caused by Tenant, in which event Tenant shall obtain any such required permits and certificates of occupancy at its sole cost and expense.

(b) Tenant shall not cause or permit the release, discharge, or disposal nor the presence, use, transportation, generation, or storage of any Hazardous Materials (as hereinafter defined) in, on, under, about, to, or from the Premises by either Tenant, Tenant’s employees, agents, contractors, or invitees (for this Par. 10 only, all of the foregoing shall be collectively referred to as “Tenant”) other than the use of such materials in de minimus quantities reasonably necessitated by the Tenant’s regular business activities.

(c) Tenant further agrees and covenants to Landlord, its agents, employees, affiliates and shareholders (for this Par. 10 only, all of the foregoing shall be collectively referred to as “Landlord”) the following:

1. To comply with all Environmental Laws (as hereinafter defined) in effect, or which may come into effect, applicable to the Tenant or Tenant’s use and occupancy of the Premises;

2. To immediately notify Landlord, in writing, of any existing, pending or threatened (a) investigation, inquiry, claim or action by any governmental authority in connection with any Environmental Laws; (b) third party claims; (c) regulatory actions; and/or (d) contamination of the Premises;

3. Tenant shall, at Tenant’s expense, investigate, monitor, remediate, and/or clean up any Hazardous Materials or other environmental condition on, about, or under the Premises required as a result of Tenant’s use or occupancy of the Premises;

4. To keep the Premises free of any lien imposed pursuant to any Environmental Laws; and

5. To indemnify, defend, and save Landlord harmless from and against any and all claims (including personal injury, real, or personal property damage), actions, judgments, damages, penalties, fines, costs, liabilities, interest, or attorney’s fees that arise, directly or indirectly, from Tenant’s violation of any Environmental Laws or the presence of any Hazardous Materials on, under or about the Premises.

(d) Notwithstanding anything to the contrary contained herein, Landlord, at its sole cost and expense, (i) shall be responsible for the cleanup of any Hazardous Materials at the Property which were in existence at the Property prior to the Commencement Date (the “Preexisting Hazardous Materials”), and (ii) shall be responsible for the cleanup of any Hazardous Materials at the Property whose presence is cause by Landlord after the Commencement Date (the “Landlord Caused Hazardous Materials”). Tenant shall have no obligation to contribute to the cost of any such cleanup of Preexisting Hazardous Materials and Landlord Caused Hazardous Materials.

(e) Landlord’s and Tenant’s obligations, responsibilities, and liabilities under this Par. 10 shall survive the expiration of this Lease.

(f) For purposes of this Par. 10 the following definitions apply:

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“Hazardous Materials” shall mean (1) any “hazardous waste” and/or “hazardous substance” defined pursuant to any Environmental Laws; (2) asbestos or any substance containing asbestos; (3) polychlorinated biphenyls; (4) lead; (5) radon; (6) pesticides; (7) petroleum or any other substance containing hydrocarbons; (8) any substance which, when on the Premises, is prohibited by any Environmental Laws; and (9) any other substance, material, or waste which (i) by any Environmental Laws requires special handling or notification of any governmental authority in its collection, storage, treatment, or disposal or (ii) is defined or classified as hazardous, dangerous or toxic pursuant to any legal requirement.

“Environmental Laws” shall mean: any and all federal, state and local laws, statutes, codes, ordinances, regulations, rules or other requirements, relating to human health or safety or to the environment, including, but not limited to, those applicable to the storage, treatment, disposal, handling and release of any Hazardous Materials, all as amended or modified from time to time.

11. Care and Repair of Premises; No Waste. (a) Except to the extent such repair is an obligation of Landlord as expressly set forth in this Lease, Tenant shall take good care of the Premises and make all repairs to the interior portions of the Premises which are necessary or desirable to keep the Premises in good order and repair. All repairs by Tenant shall be performed in a good and workmanlike manner. Fluorescent lamps, ballasts and incandescent bulbs shall be replaced by Landlord as required and the cost thereof shall be included as an operating expense of the Building as defined in the Operating Expense Rider attached hereto.

(b) Tenant shall not commit or suffer, and shall use all reasonable precaution to prevent waste, damage or injury to the Premises or Property and the equipment thereon.

12. Alterations, Additions and Improvements. (a) Tenant shall not make any alterations, additions or improvements to the Premises (“Alterations”) without Landlord’s prior written consent. Landlord shall not unreasonably withhold its consent to non-structural Alterations. Landlord shall not be required to consent to and Tenant shall not make any Alterations to the electrical, plumbing, heating, ventilation or air-conditioning systems. Prior to making any Alterations, Tenant shall submit to Landlord detailed plans and specifications for Alterations and reimburse Landlord for all expenses incurred by Landlord in connection with its review thereof, and Tenant shall also provide to Landlord for its approval the identity of the contractor Tenant proposes to employ to construct the Alterations. All Alterations shall be accomplished in accordance with the following conditions:

(i) Tenant shall procure all governmental permits and authorizations for the Alterations, and obtain and provide to Landlord an official certificate of occupancy upon completion of the Alterations, if appropriate.

(ii) Tenant shall arrange for extension of the liability insurance provided for in Par. 5 to apply to the construction of the Alterations.

(iii) The employment of any employee, contractor or laborer in or about the Premises in connection with the Alterations, or Tenant’s moving of furniture and equipment in or out of the Premises or otherwise, shall not interfere or cause any conflict with any employee, contractor or laborer of Landlord or union representing any of them engaged in the construction, operation, maintenance or repair of the Property. In the event of such interference, upon demand of Landlord, Tenant will cause such employee, contractor or laborer to leave the Property immediately.

(iv) The work with respect to the Alterations shall be done in a neat, clean and quiet manner, and shall not interfere with the use and occupancy of the Building by other tenants.

(v) Tenant shall construct the Alterations in a good and workmanlike manner utilizing materials of first quality and in compliance with all laws and governmental regulations.

(vi) Within ten (10) days after completion of the Alterations, Tenant shall provide Landlord with “as built” plans of the Alterations and AutoCAD files thereof on disk.

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(b) Except for Tenant’s trade fixtures, all Alterations shall be the property of Landlord and shall remain on and be surrendered with the Premises upon termination of the Lease, unless Landlord shall notify Tenant at the time Landlord grants its consent to such Alterations, or if no consent is required, at the time Tenant notifies Landlord of such Alterations, that it desires that such Alterations be removed at the expiration of the Lease, in which event Tenant agrees to remove such Alterations on or prior to the Expiration Date, restore the Premises to its existing condition prior to construction of the Alterations and repair any damage to the Premises or the Building caused by such removal.

13. Covenant Against Liens. Tenant shall not have any right to subject the Landlord’s interest in the Property to any construction lien or any other lien whatsoever. If any construction lien or other lien, charge or order for payment of money shall be filed as a result of the act or omission of Tenant, Tenant shall cause such lien, charge or order to be discharged or appropriately bonded within ten (10) days after notice from Landlord thereof, and Tenant shall indemnify and save Landlord harmless from all liabilities and costs resulting therefrom.

14. Indemnification by Tenant. Tenant shall indemnify and hold harmless Landlord, SBC and Landlord’s managing agent from and against all liability, claims or costs, including reasonable legal fees, arising from (i) any breach of this Lease by Tenant; (ii) any injury to person or damage to property occurring on or about the Premises except to the extent caused by the gross negligence or willful misconduct of Landlord; (iii) any injury to person or damage to property occurring on the Property resulting from any negligence or misconduct of Tenant or any of its employees or agents. Tenant shall defend Landlord against any such liability, claim or cost with counsel reasonably acceptable to Landlord or, at Landlord’s election, Tenant shall reimburse Landlord for legal fees and costs incurred by Landlord by employment of its own counsel. The obligation of Tenant under this subparagraph shall survive expiration or earlier termination of the Term.

15. Landlord Not Liable. Landlord shall not be liable for any injury or damage to the person, business, equipment, merchandise or other property of Tenant or any of Tenant’s employees, invitees or customers or any other person on or about the Property, resulting from any cause whatsoever, including, but not limited to: (i) fire, steam, electricity, water, gas or rain; (ii) leakage, obstruction or other defects of pipes, sprinklers, wires, plumbing, air conditioning, boilers or lighting fixtures; or (iii) any act or omission, negligent or otherwise, of any other tenant of the Property.

16. Assignment and Subletting. (a) Except as otherwise provided in this paragraph, Tenant shall not assign or encumber Tenant’s interest in this Lease, or sublet any portion of the Premises, or grant concessions or licenses with respect to the Premises, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. The cumulative change of more than 50% of the ownership interest of Tenant shall be deemed to be an assignment of this Lease requiring Landlord’s consent. However, Tenant may assign this Lease or sublet the Premises, without Landlord’s consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant, or to any entity acquiring all or substantially all of the assets or ownership interests of Tenant (all of the foregoing, a “Permitted Transfer”), provided such assignee shall assume all of Tenant’s obligations under this Lease, and such assignee or sublessee shall then have a net worth at least equal to that of Tenant on the date hereof.

(b) If Tenant desires to assign this Lease or sublet all or any portion of the Premises, Tenant shall submit to Landlord a written request for Landlord’s approval thereof, setting forth the name, principal business address, and nature of business of the proposed assignee or sublessee; the financial, banking and other credit information relating to the proposed assignee or sublessee; and the details of the proposed assignment or subletting, including a copy of the proposed assignment or sublease instrument and plans for any Alterations required for the proposed assignee or sublessee. Tenant shall also furnish any other information reasonably requested by Landlord. Landlord shall have the option (i) to withhold its consent; (ii) to grant consent; or (iii) in the event of

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a proposed assignment of this Lease or sublease of a substantial portion of the Premises, to terminate this Lease as of the effective date of such proposed assignment or sublease. In the event of a proposed sublease of less than a substantial portion of the Premises, Landlord shall have the right to terminate this Lease with respect to the portion of the Premises to be sublet, and this Lease shall continue with respect to the remaining portion of the Premises. In the event Landlord terminates this Lease pursuant to this Par. 16(b), Landlord may enter into a direct lease with the proposed assignee or sublessee, if Landlord so elects. Landlord’s acceptance of rent from a proposed assignee or sublessee shall not be construed to constitute its consent to an attempted assignment or subletting. This Par. 16(b) shall not apply to a Permitted Transfer.

(c) In the event of a permitted assignment or subletting, Tenant shall remit to Landlord as additional rent each month during the remainder of the Term any rent or other sums received by Tenant from its assignee or sublessee in excess of the Annual Rent and other charges paid by Tenant allocable to the Premises or portion thereof sublet, as the case may be.

(d) No assignment or subletting hereunder, whether or not with Landlord’s consent, shall release Tenant from any obligations under this Lease, and Tenant shall continue to be primarily liable hereunder. If Tenant’s assignee or sublessee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing its remedies against the assignee or sublessee. Consent to one assignment or subletting shall not be deemed a consent to any subsequent assignment or subletting. Landlord may consent to subsequent assignments or modifications of this Lease or sublettings without notice to Tenant and Tenant shall not be relieved of liability under this Lease.

(e) Tenant shall pay to Landlord upon demand all actual, out-of-pocket costs, including reasonable legal fees, which Landlord shall incur in reviewing any proposed assignment or subletting.

17. Landlord’s Access. Landlord and its representatives may enter the Premises at all reasonable times during Work Hours upon reasonable prior notice to Tenant (or at any time without notice in the event of emergency) for the purpose of inspecting the Premises, or making any necessary repairs, or to show the Premises to prospective purchasers, investors, encumbrancers, tenants or other parties, or for any other purpose Landlord deems necessary. During the final six (6) months of the Term, Landlord may place customary “For Sale” or “For Lease” signs on the Premises.

18. Signs. Tenant shall not place any signs on the Property except that the name of the Tenant may appear in the area of the entrance door of the Premises. The design of such sign shall be subject to Landlord’s reasonable approval. Tenant shall remove its signs upon expiration or earlier termination of the Term, and shall repair any damage caused by installation or removal of its signs. If Landlord provides a tenant directory within the Building, Tenant shall be entitled to one listing in such tenant directory. The cost of such listing shall be paid by Landlord.

19. Casualty. If the Building is damaged by fire or other casualty, and if the proceeds received from the insurance policies maintained by Landlord therefor are sufficient to pay for the necessary repairs, and the Building can be fully repaired within six (6) months after such casualty occurred, this Lease shall remain in effect and Landlord shall repair the damage within such six (6) month period, subject to delays beyond Landlord’s control. If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or no proceeds are payable with respect to such casualty, or the Building cannot be fully repaired within six (6) months after the casualty occurred, Landlord may elect either to (i) terminate this Lease, provided Landlord shall so notify Tenant within thirty (30) days after occurrence of such casualty, or (ii) repair the damage as soon as reasonably possible, in which event this Lease shall remain in full force and effect; but if Landlord elects not to terminate this Lease, Tenant shall then have the right to terminate this Lease if the Premises cannot be fully repaired within nine (9) months after such casualty occurred. Tenant’s notification, if any, shall be required within ten (10) days after Landlord’s notice. In addition to the foregoing, if the damage to the Building occurs during the last two (2) years of the Lease Term, Landlord may elect to terminate this Lease as of the date the damage occurred in any event. If this Lease is not terminated following a casualty, rent shall abate from the date of the occurrence in the proportion that the area of the portion of the Premises rendered unusable by such casualty bears to the entire area of the Premises. The abatement shall continue until the portion of the Premises which

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shall have been damaged shall be rebuilt or repaired. Tenant waives the protection of any law which grants a tenant the right to terminate a lease in the event of the substantial destruction of a leased property, and agrees that the provisions of this paragraph shall govern in the event of any substantial destruction of the Premises.

20. Condemnation. If all or any portion of the Premises, or such portions of the Property as may be required for Tenant’s use of the Premises for the use set forth in Par. 1(f), shall be taken under the power of eminent domain or sold under the threat thereof (the “Condemnation”), this Lease shall terminate on the date on which title to the Premises, the Property or portion thereof shall vest in the condemning authority. If a portion of the Property shall be taken but the Premises shall not be affected, then Landlord may at its option terminate this Lease by written notice to Tenant and the Term shall expire on the date on which title is vested in the condemning authority. If this Lease shall remain in effect following a Condemnation, Tenant’s obligation to pay rent hereunder shall not be affected and Tenant shall not be entitled to any abatement or reduction of rent. Landlord shall be entitled to receive the entire award in any Condemnation proceeding relating to the Premises or Property, except that Tenant may assert a separate claim to an award for its moving expenses and for fixtures and personal property installed by Tenant at its expense. It is understood that Tenant shall have no claim against Landlord for the value of the unexpired Term of this Lease or any options granted under this Lease.

21. Surrender of Premises. Upon termination of the Lease, Tenant shall surrender the Premises to Landlord in the same condition it was in as of the Commencement Date (with respect to the Part A Premises) and the Part B Premises Commencement Date (with respect to the Part B Premises), except for ordinary wear and tear and damage by casualty which Tenant was not obligated to remedy under any provision of this Lease. Tenant shall remove its machinery or equipment and repair any damage to the Premises caused by such removal. Tenant shall not remove any power wiring or power panels, lighting or lighting fixtures, wall coverings, blinds or other window coverings, carpets or other floor coverings, or heaters or air conditioners, unless Landlord, by notice to Tenant, elects to have any of the foregoing removed by Tenant, in which event the same shall be removed from the Premises by Tenant prior to the expiration of the Lease, and Tenant shall repair any damage to the Premises due to such removal. All property of Tenant remaining on the Premises after Tenant’s surrender of the Premises shall be deemed abandoned and at Landlord’s election may either be retained by Landlord or may be removed from the Premises at Tenant’s expense. Tenant shall deliver to Landlord all keys to the Premises.

(b) If during the last sixty (60) days of the Term, Tenant shall have removed all or substantially all of Tenant’s property and all of its personnel from the Premises, Landlord may at any time thereafter enter, alter, renovate and redecorate the Premises without any reduction or abatement of the Tenant’s rent or incurring any liability for any compensation to Tenant or adverse effect on this Lease or Tenant’s obligations hereunder. If Landlord commences alterations, renovations or redecorations to the Premises, Tenant shall not thereafter occupy the Premises.

22. Holdover. In the event Tenant remains in possession of the Premises after the expiration of the term of this Lease (the “Holdover Period”), in addition to any damages to which Landlord may be entitled or other remedies Landlord may have by law, Tenant shall pay to Landlord a monthly rental for the Holdover Period, as follows: (i) for the first month of the Holdover Period, at the rate of 150% of the monthly installments of Annual Rent payable during the last Lease Year of the Term, plus all items of Additional Rent and other charges with respect to the Premises payable by Tenant during the last Lease Year of the Term; and (ii) for any month of the Holdover Period after the first month, at the rate of twice the monthly installments of Annual Rent payable during the last Lease Year of the Term, plus all items of Additional Rent and other charges with respect to the Premises payable by Tenant during the last Lease Year of the Term. Nothing herein contained shall be deemed to give Tenant any right to remain in possession of the Premises after the expiration of the Term of this Lease.

23. Events of Default; Remedies. (a) Tenant shall be in default upon the occurrence of one or more of the following events (an “Event of Default”):

(i) Tenant fails to pay rent or any other sum of money required to be paid

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by Tenant hereunder within ten (10) days of the date when due without the need for any notice thereof by Landlord (except Landlord agrees to give written notice of such failure to pay rent or other sum of money not more than once per Lease Year, and no Event of Default shall be deemed to have occurred if Tenant makes the required payment within ten (10) days after such notice);

(ii) Tenant fails to perform any of Tenant’s non-monetary obligations under this Lease or violates any covenant required to be observed by Tenant hereunder for a period of thirty (30) days after written notice thereof from Landlord and such additional time, if any, as is reasonably necessary to cure such failure provided Tenant promptly commences to cure such failure and thereafter prosecutes such cure to completion with reasonable diligence; or

(iii) Tenant abandons the Premises for sixty (60) days or more; or

(iv) Tenant makes an assignment for the benefit of creditors, or a petition for adjudication of bankruptcy or for reorganization is filed by or against Tenant and is not dismissed within sixty (60) days, or a receiver or trustee is appointed for a substantial part of Tenant’s property and such appointment is not vacated within sixty (60) days.

(b) On the occurrence of an Event of Default, Landlord may, at any time thereafter, without notice or demand, and without limiting any other right or remedy Landlord may have:

(i) Terminate this Lease and Tenant’s right to possession of the Premises by any lawful means, in which event Tenant shall immediately surrender possession of the Premises to Landlord. At its option, Landlord may occupy the Premises or cause the Premises to be redecorated, altered, divided, consolidated with other adjoining property, or otherwise prepared for reletting, and may relet the Premises or any part thereof for a term or terms to expire prior to, at the same time or subsequent to the original Expiration Date, and receive the rent therefor, applying the sums received first to the payment of such expenses as Landlord may have incurred in connection with the recovery of possession, preparing for reletting and the reletting itself, including brokerage and attorneys’ fees, and then to the payment of damages in amounts equal to the rent hereunder and to the cost and expense of performance of the other covenants of Tenant under this Lease. Tenant agrees to pay to Landlord damages equal to the rent and other sums payable by Tenant under this Lease, reduced by the net proceeds of the reletting, if any, as ascertained from time to time. In reletting the Premises, Landlord may grant rent concessions, and Tenant shall not be entitled to any credit therefor. Tenant shall not be entitled to any surplus resulting from any reletting. Landlord shall use commercially reasonable efforts to mitigate its damages in the event of any Event of Default by Tenant hereunder. In so doing, however, Landlord shall not be required to undertake any actions inconsistent with its then current leasing practices, nor shall Landlord be obligated to market the Premises preferentially to any other space or property which Landlord or its affiliates have available for rent or sale.

(ii) Permit Tenant to remain in possession of the Premises, in which event this Lease shall continue in effect. Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to receive the rent as it becomes due under this Lease.

(iii) Pursue any other remedy now or hereafter available under the laws of the jurisdiction in which the Premises is located.

(c) The remedies available to Landlord herein specified are not intended to be exclusive and prevent Landlord from exercising any other remedy or means of redress to which Landlord may be lawfully entitled. In addition to other remedies provided in this Lease, Landlord shall be entitled to restraint by injunction of any violation or threatened violation by Tenant of any of the provisions of this Lease. Landlord’s exercise of any right or remedy shall not prevent Landlord from exercising any other right or remedy.

(d) To the extent permitted by law, Tenant, for itself and any person claiming through or under Tenant, waives any equity or right of redemption provided by any law.

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(e) Tenant agrees to pay as Additional Rent all reasonable attorneys’ fees and other actual out-of-pocket expenses incurred by Landlord in the enforcement of any of the obligations or agreements of Tenant under this Lease.

(f) If this Lease shall terminate by reason of the occurrence of any default of Tenant or any contingency mentioned in this Par. 23, Landlord shall at its option and election be entitled, notwithstanding any other provision of this Lease, or any present or future law, to recover from Tenant or Tenant’s estate (in lieu of all claims against Tenant relating to unpaid Annual Rent or additional rent), as agreed and liquidated damages for loss of the bargain and not as a penalty, a lump sum which at the time of such termination of this Lease equals the then present worth of the Annual Rent and all other charges payable by Tenant hereunder that were unpaid or would have accrued for the balance of the Term, less the fair and reasonable rental value of the Premises for the balance of such Term, such lump sum being discounted to the date of termination at the rate of six (6%) percent per annum, unless any statute or rule of law governing the proceeding in which such damages are to be proved shall limit the amount of such claim capable of being so proved, in which case Landlord shall be entitled to prove as and for liquidated damages by reason of such breach and termination of this Lease, the maximum amount which may be allowed by or under any such statute or rule of law.

24. Service Fee; Interest. (a) Tenant’s failure to pay Annual Rent, Additional Rent or make other payments required under this Lease promptly may cause Landlord to incur unanticipated costs, which are impractical to ascertain. Therefore, if Landlord does not receive any payment of Annual Rent, Additional Rent or other sums due from Tenant to Landlord within five (5) days after it becomes due, Tenant shall pay Landlord a service fee equal to eight (8%) percent of the overdue amount.

(b) Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of eighteen (18%) percent per annum (“Default Interest”) from the due date of such amount. The payment of Default Interest on such amounts shall not extend the due date of any amount owed. If the interest rate specified in this Lease shall exceed the rate permitted by law, the Default Interest shall be deemed to be the maximum legal interest rate permitted by law.

25. Landlord’s Right to Cure Tenant’s Default. If Tenant fails to make any payment or perform any act on its part to be made or performed, then Landlord, without waiving or releasing Tenant from such obligation, may make such payment or perform such act on Tenant’s part, and the actual out-of-pocket costs incurred by Landlord in connection with such payment or performance, together with any service fee and Default Interest thereon, shall be paid by Tenant to Landlord on demand as Additional Rent.

26. Notice of Landlord’s Default. (a) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease. Landlord shall not be in default under this Lease unless Landlord fails to cure such non-performance within thirty (30) days after receipt of Tenant’s notice. If more than thirty (30) days are required to cure such non-performance, Landlord shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

(b) In the event of any act or omission by the Landlord which would give the Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant will not exercise any such right until (i) it has given written notice of such act or omission to Landlord’s Mortgagee whose name and address shall have previously been furnished to Tenant, by delivering such notice to the address so furnished, and (ii) Landlord’s act or omission is not remedied within thirty (30) days after receipt by Landlord’s Mortgagee of Tenant’s notice, or if more than thirty (30) days are required to cure same, such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

27. Landlord’s Liability Limited. There shall be no personal liability of the Landlord or any member, partner, stockholder, officer, director or other principal of Landlord in connection with this Lease. Tenant agrees to look solely to the interest of Landlord in the Property and the proceeds therefrom for the collection of any judgment or other judicial process requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to this

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Lease or in any way relating to the Property. No other assets of Landlord or any principal of Landlord shall be subject to levy, execution or other procedures for the satisfaction of Tenant’s remedies.

28. Waiver of Jury Trial. Landlord and Tenant hereby waive trial by jury in any legal proceeding brought by either of them against the other with respect to any matters arising out of or in any way connected with this Lease or the Property.

29. Subordination; Attornment. (a) This Lease is subject and subordinate to any ground lease or mortgage which may now or hereafter encumber the Property, and any renewals, modifications, consolidations, replacements or extensions thereof.

(b) If Landlord’s interest in the Property is acquired by any ground lessor, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Property and recognize such transferee or successor as landlord under this Lease. Such transferee or successor shall not be liable for any act or omission of any prior landlord; or be subject to any offsets or defenses which Tenant might have against any prior landlord; or be bound by any rent which Tenant might have paid for more than the current month to any prior landlord; or be liable for any security deposit under this Lease unless actually transferred to such transferee or successor.

(c) Tenant agrees that this Lease shall be modified in accordance with the reasonable request of any mortgagee now or hereafter encumbering the Property (“Landlord’s Mortgagee”), provided no such modification materially adversely affects the business terms of this Lease.

(d) The foregoing provisions shall be self-operative and no further instrument or act on the part of Tenant shall be necessary to effect the same. Tenant shall nevertheless sign and deliver any document necessary or appropriate to evidence the subordination, attornment or agreement above provided within ten (10) days after Landlord’s request therefor. Tenant further agrees to execute and deliver within ten (10) days after Landlord’s request therefor any other documents reasonably required by Landlord’s Mortgagee in connection with the financing or refinancing of the Property.

30. Tenant’s Estoppel; Financial Statement. (a) Upon Landlord’s request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) the Commencement Date; (ii) the date the Term expires; (iii) that this Lease is in full force and effect (if such is the case) and unmodified (or if modified, stating the modifications); (iv) the last date of payment of the Annual Rent, Additional Rent and other charges and the time period covered by each payment; (v) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating the nature of the default); and (vi) such other matters as may be reasonably required by Landlord or any Landlord’s Mortgagee. Tenant shall deliver such statement to Landlord within twenty (20) days after Landlord’s request. Any such statement may be given to and relied upon by any prospective purchaser or encumbrancer of the Property.

(b) Within thirty (30) days after Landlord’s request, Tenant shall deliver to Landlord such audited financial statements prepared by a certified public accountant as are reasonably required to verify the net worth of Tenant. Landlord shall keep such financial statements confidential, provided that any such statements may be disclosed by Landlord to any Landlord’s Mortgagee or prospective purchaser of the Property if, prior to such disclosure, the Landlord’s Mortgagee or prospective purchaser of the Property agrees in writing to keep the financial statements confidential. Tenant represents to Landlord that each such financial statement is a true and accurate statement as of the date of such statement.

31. Quiet Enjoyment. (a) Landlord covenants that as long as Tenant pays the Annual Rent and Additional Rent and performs its other obligations under this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the term provided by this Lease, subject to the provisions of this Lease, and to any mortgage or other agreement to which this Lease is subordinate.

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(b) Landlord reserves to itself such access and utility easements over, under and across the Premises as may be required by Landlord from time to time in connection with the ownership, use or operation of the Property and/or any other property of Landlord or any affiliated party of Landlord. No such easement shall materially interfere with Tenant’s use of the Premises.

32. Security Deposit. Upon execution of this Lease, Tenant shall deposit with Landlord the sum set forth in Par. 1(h) as security for the performance by Tenant of its obligations under this Lease (the “Security Deposit”). Landlord shall have the right to use the Security Deposit to cure any default of Tenant hereunder, including, but not limited to, payment of Annual Rent, Additional Rent, service fees, Default Interest or other debts of Tenant due Landlord, or repair or replacement of damage to the Premises. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord’s demand therefor. Provided Tenant has fully complied with all of the terms of this Lease, Landlord shall return the Security Deposit to Tenant without interest within thirty (30) days after the surrender of the Premises by Tenant. Landlord may deliver the Security Deposit to the purchaser or other transferee of Landlord’s interest in the Property in the event the Property is sold or otherwise transferred, and Landlord shall be discharged from any further liability with respect to the Security Deposit.

33. Notices. All notices in connection with this Lease, the Premises or the Property shall be in writing and shall be personally delivered, or delivered by courier service (e.g., Federal Express, Airborne) or sent by certified mail, return receipt requested, postage prepaid. Notices to Landlord shall be delivered to the address specified in Par. 1(a). Notices to Tenant shall be delivered to the address specified in Par. 1(b) until Tenant takes possession of the Premises; thereafter notices to Tenant shall be delivered to the Premises. All notices shall be effective upon delivery or attempted delivery in accordance with this provision. Either party may change its notice address upon written notice to the other party given in accordance with this provision.

34. Force Majeure. If Landlord is unable to perform any of its obligations or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repair, additions, alterations or decorations, or is unable to supply or is delayed in supplying any equipment or fixtures, due to events beyond Landlord’s control, the time provided to Landlord for performing such obligations shall be extended by a period of time equal to the duration of such events, and Tenant shall not be entitled to any claim against Landlord by reason thereof, and the obligation of Tenant to pay rent and perform all its other obligations under this Lease shall not be affected, impaired or excused thereby. Events beyond Landlord’s control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, casualty, labor or material shortages, government regulation or restriction and weather conditions. Landlord shall not be liable to Tenant nor shall Tenant be entitled to any abatement or reduction of rent, in the event of the suspension, interruption, failure or inadequacy of any of the services to be provided by Landlord pursuant to this Lease.

35. Waivers; Modifications. The failure of either party to insist on strict performance of any provision of this Lease shall not be construed as a waiver of such provision in any other instance. All amendments to this Lease shall be in writing and signed by both parties.

36. Interpretation. The captions in this Lease are intended to assist the parties in reading this Lease and are not a part of the provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the others.

37. Applicable Law. The laws of the state in which the Property is located shall govern this Lease.

38. Authority of Lease Signatories. If Tenant is a corporation, partnership or other entity, each person signing this Lease on behalf of Tenant represents that he has full authority to do so and that this Lease binds the corporation, partnership or other entity, as the case may be.

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39. Brokerage. Each party represents to the other that it did not deal with any real estate broker in connection with this Lease, other than the brokers named in Par. 1(1). The commission of such brokers (if any) shall be paid by Landlord. Each party indemnifies and holds the other harmless from any claim for a commission or other fee made by any broker with whom the indemnifying party has dealt, other than the foregoing named brokers.

40. Binding Effect. This Lease is binding upon any party who legally acquires any rights or interest in this Lease from Landlord or Tenant; provided, however, Landlord shall have no obligation to Tenant’s successor unless the interest of Tenant’s successor in this Lease is acquired in accordance with the provisions of this Lease. The term “Landlord” as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the Property, so that in the event of any sale of the Property, the said Landlord shall be and hereby is entirely freed and relieved of any liability for performance of all covenants and obligations of Landlord set forth in this Lease.

41. Patriot Act Compliance. (a) Tenant will use good faith and commercially reasonable efforts to comply with the Patriot Act (defined below) and all applicable requirements relating to money laundering and terrorism of governmental authorities having jurisdiction over Tenant and the Premises. Landlord shall have the right to audit Tenant’s compliance with the Patriot Act and such other applicable requirements. If Tenant fails to comply with the Patriot Act and such other applicable requirements, then Landlord may, at its option, cause Tenant to comply therewith and all reasonable costs and expenses incurred by Landlord in connection therewith shall be immediately due and payable. For the purposes hereof, “Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act) Act of 2001, as the same may be amended from time to time and corresponding provisions of future laws. Tenant’s failure to comply with the Patriot Act shall be a default under the Lease, and Landlord shall have the right to immediately terminate the Lease and accelerate the Annual Rent and Additional Rent hereunder.

(b) Tenant represents that Tenant (i) is not listed on any Government Lists (defined below), (ii) is not an entity who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Orders No. 13224 (Sept 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC (defined below) or in any enabling legislation or other Presidential Executive Order in respect thereof, (iii) has not been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense (defined below), or (iv) is not currently under investigation by any governmental authority for alleged criminal activity. For the purposes hereof, “Government Lists” means (i) the Specially Designated Nationals and Blocked Persons Lists maintained by Office of Foreign Asset Control (“OFAC”), (ii) any other lists of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC, or (iii) similar lists maintained by the U.S. Department of State, the U.S. Department of Commerce or any other governmental authority. For the purposes hereof, “Patriot Act Offense” means any violation of the Patriot Act or of the criminal laws of the U.S.A. or any of the several states relating to terrorism or the laundering of monetary instruments, including the Bank Secrecy Act and the Money Laundering Control Act of 1986.

42. Miscellaneous. (a) Landlord reserves the right to decrease or increase the size of the Building, and to build additional buildings or improvements on the land, in which event Tenant’s Share referred to in Par. 1(i) shall be appropriately adjusted.

(b) Landlord shall have the right, without incurring any liability to Tenant or affecting this Lease, to change the arrangement and location of public entrances, passageways, doors, corridors, elevators, stairs, toilets and other public parts of the Property.

(c) The submission of this Lease to Tenant shall not be deemed to be an offer and shall not bind either party until duly executed by Landlord and Tenant.

(d) Except with respect to Par. 22, Landlord and Tenant shall not be liable for consequential damages arising from any negligence, tortious act, breach of any term, covenant or obligation under this Lease, or any other act or omission affecting this Lease.

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(e) This Lease may be executed in counterparts, and when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.

(f) A determination by a court of competent jurisdiction that any provision of this Lease or part thereof is illegal or unenforceable shall not invalidate the remainder of this Lease or such provision, Which shall continue to be in effect.

(g) Tenant shall not record this Lease or a memorandum hereof.

(h) Tenant shall observe the rules and regulations set forth in the Rules and Regulations Rider attached hereto, and such other reasonable rules and regulations as Landlord may from time to time adopt, on written notice to Tenant. Landlord shall not be obligated to enforce the rules and regulations against any tenant, and Landlord shall not be liable for violation of same by any tenant, or any of its employees or invitees.

(i) Landlord and Tenant acknowledge that there is certain furniture (the “Furniture”) currently located at the Premises. Tenant has requested, and Landlord hereby agrees, that Tenant may use the Furniture during the Term of this Lease. Landlord makes no representation or warranty whatsoever, whether expressed, implied or statutory, of any kind, with respect to the Furniture, and hereby disclaims any such warranty, including, but not limited to merchantability and fitness for a particular purpose, and Tenant agrees to accept the Furniture “as is”, “where is” subject to all faults. Landlord shall not be responsible for replacing, repairing or removing or disposing of the Furniture. The Furniture shall remain the property of Landlord and shall remain on and be surrendered with the Premises upon termination of the Lease, unless Landlord shall notify Tenant at least thirty (30) days prior to the expiration Date that it desires that such Furniture be removed at the expiration of the Lease, in which event Tenant agrees to remove such Furniture at the expiration or earlier termination of the Term of this Lease and Tenant shall, at its sole cost and expense, repair all damage resulting from such removal.

THE RIDERS ENUMERATED IN PAR. 1(m) ABOVE ARE ATTACHED HERETO AND MADE A PART OF THIS LEASE AS FULLY AS IF SET FORTH HEREIN AT LENGTH. The terms used in the Riders have the same meanings set forth in this Lease. The provisions of a Rider shall prevail over any provisions of this Lease which are inconsistent or conflict with the provisions of such Rider.

IN WITNESS WHEREOF, the parties hereby have duly executed this Lease as of the date first above set forth.

LANDLORD:

WITNESS:	BTCT ASSOCIATES, L.L.C.

By:

	Its:	Manager

TENANT:

ATTEST:		VALERITAS, INC.

By:		By:	/s/ Kristine Peterson

Its:	CFO	Its:	Kristine Peterson, CEO

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ANNUAL RENT RIDER

Date of Lease:	October 20th, 2009

Landlord:	BTCT Associates, L.L.C.

Tenant:	Valeritas, Inc.

Premises:	Portion of First Floor

750 Route 202

Bridgewater, New Jersey

The Annual Rent payable by Tenant to Landlord during the Term shall be in the amounts and for the Lease Years and payable in the monthly installments as follows (subject to Par. 4(c) of the Lease):

Lease Years	PSF	Monthly Installment	Annual Amount
1 — 3	$24.00	$15,310.00	$183,720.00

Initials:

Landlord

Tenant

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EXTENSION OPTION RIDER

Date of Lease:	October 20th, 2009

Landlord:	BTCT Associates, L.L.C.

Tenant:	Valeritas, Inc.

Premises:	Portion of First Floor

750 Route 202

Bridgewater, New Jersey

1. Grant of Option. Subject to the provisions of Section 3 of this Rider, Landlord hereby grants to Tenant one (1) option (the “Option”) to extend the Term following the expiration of the original term hereof (the “Initial Term”) for an additional term of three (3) years (the “Extension Term”).

2. Exercise of Option. The Option shall be exercised only by written notice (the “Extension Notice”) delivered to Landlord in accordance with Par. 33 of the Lease not more than eighteen (18) nor less than twelve (12) months before the expiration of the Initial Term. Time shall be of the essence with respect to delivery of the Extension Notice and if Tenant fails to deliver the Extension Notice within the specified time period, the Option shall lapse, and Tenant shall have no right to extend the Term.

3. Conditions Precedent to Option. The Option shall be exercisable by Tenant and the Lease shall continue for the Extension Term provided both of the following conditions are satisfied:

(a) At the time Landlord receives the Extension Notice and at the commencement of the Extension Term, Tenant shall not be in default under any of the provisions of the Lease (after giving effect to any applicable notice and cure periods).

(b) At the time Landlord receives the Extension Notice and at the commencement of the Extension Term, the Tenant named in Par. 1(b) of the Lease shall not have assigned the Lease or sublet any portion of the Premises, except as permitted in Par. 16(a) of the Lease.

4. Extension Term Provisions. The Extension Term shall be on all of the same terms and conditions set forth in the Lease and applicable to the Initial Term, except Tenant shall have no further option to extend the Term following the Extension Term, and the Annual Rent payable by Tenant for the Extension Term shall be as follows:

Lease Years	PSF	Monthly Installment	Annual Amount
4 - 6	$26.16	$16,687.90	$200,254.80

Initials:

Landlord

Tenant

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REAL ESTATE TAX RIDER

Date of Lease:	October 20th, 2009
Landlord:	BTCT Associates, L.L.C.
Tenant:	Valeritas, Inc.
Premises:	Portion of First Floor
750 Route 202
Bridgewater, New Jersey

Tenant shall pay as Additional Rent the Tenant’s Share referred to in Par. 1(i) of the Lease of all real estate taxes assessed against the Property for any tax fiscal year which occurs wholly or partially during the Term of this Lease in excess of the real estate taxes assessed against the Property for the tax fiscal year referred to in Par. 1(j) (the “Base Tax Year”) (such Additional Rent is hereinafter called the “Tax Rent”). The term “real estate taxes” shall mean (i) any tax or assessment levied, assessed or imposed at any time by any governmental authority on or against the Property or any part thereof; (ii) any assessment for public betterments or improvements levied, assessed or imposed upon or against the Property; (iii) the cost of prosecuting any appeal of real estate taxes with respect to the Property, including attorneys’ fees, appraisers’ fees and any administrative charge of the managing agent of the Property; and (iv) any tax levied, assessed or imposed at any time upon or against the receipt of income or rents or any other tax upon Landlord as a substitute or supplement in whole or in part for a real estate tax or assessment. Real estate taxes for any tax fiscal year beginning before the Commencement Date or terminating after the Expiration Date shall be apportioned so that Tenant shall pay only such portion of the increase in real estate taxes as shall be attributable to the portion of such tax fiscal year occurring during the Term of this Lease. The term “real estate taxes” shall not include income taxes, estate taxes, inheritance taxes, transfer taxes, recording taxes, succession taxes, franchise taxes, excise taxes, business privilege taxes, gross receipts or profit taxes, or capital levy that is or may be imposed upon Landlord or the Property.

Tenant shall pay its Tax Rent in monthly installments on the first day of each month on an estimated basis as determined by Landlord. Landlord may adjust such estimate at any time and from time to time based upon Landlord’s anticipation of the real estate taxes which may be assessed against the Property. Within sixty (60) days after the real estate taxes for any tax fiscal year shall be fixed by the appropriate governmental authorities, Landlord shall deliver to Tenant a statement (“Landlord’s Tax Statement”) setting forth the actual real estate taxes assessed against the Property for such tax fiscal year, the amount paid by Tenant as Tax Rent on account thereof, Tenant’s Share of such real estate taxes, and the amount due to or from Tenant. If Tenant has paid less than the actual amount due, Tenant shall pay the difference to Landlord within ten (10) days after Landlord’s request therefor. Any amount paid by Tenant which exceeds the actual amount due shall be credited to the next succeeding payments due as Tax Rent hereunder, unless the Term has then expired in which event such excess amount shall be refunded to Tenant. For the avoidance of doubt, for and during the period of time commencing on the Commencement Date and ending at 11:59 p.m. on the day immediately preceding the Part B Premises Commencement Date, Tenant’s Share shall be based on the square footage of the Part A Premises only and Tenant shall be obligated to pay Tax Rent for the Part A Premises but not for the Part B Premises.

Tenant shall have the right, at its cost and expense, to audit the Tax Rent for the immediately preceding calendar year only in order to verify the accuracy of any sum which was charged to Tenant pursuant to this Real Estate Tax Rider, provided that: (i) Tenant shall notify Landlord of its election to audit the Tax Rent within thirty (30) days following Tenant’s receipt of the Landlord’s Tax Statement (the “Audit Notice”); (ii) such audit shall be conducted at the office where Landlord maintains its records and only after Tenant gives Landlord at least thirty (30) days prior written notice; (iii) Tenant shall deliver to Landlord a copy of the results of such audit within thirty (30) days following Tenant’s receipt of the Landlord’s Tax Statement; (iv) no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises;

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(v) Tenant shall keep the results of such audit strictly confidential and shall not disclose the same to any other party; (vi) no subtenant shall have any right to conduct an audit; (vii) no audit shall be conducted at any time that Tenant is in default of any of the terms of this Lease beyond the expiration of any applicable notice and grace period provided for herein; (viii) such audit shall only be conducted by a certified public accountant not compensated on a contingent fee basis and (ix) no such audit shall be conducted if any other tenant has conducted an audit for the time period Tenant intends to audit and Landlord furnishes to Tenant a copy of the results of said audit. In the event that Tenant’s audit alleges that an error was made by Landlord, Landlord shall have sixty (60) days following receipt of the results of such audit to obtain an audit from an accountant of Landlord’s choice, at Landlord’s cost and expense, or Landlord shall be deemed to have accepted the results of Tenant’s audit. In the event that Landlord’s and Tenant’s accountants shall be unable to reconcile the results, both accountants shall mutually agree upon a third accountant whose determination shall be conclusive. The cost of any such third accountant shall be shared equally between Landlord and Tenant. If it is determined that Tenant has paid less than the actual amount due, Tenant shall pay the difference to Landlord within thirty (30) days after the date of such determination. If it is determined that Tenant has paid any amount in excess of the amount due, such excess amount shall be refunded to Tenant within thirty (30) days after the date of such determination. In the event Tenant fails to send Landlord the Audit Notice within thirty (30) days following Tenant’s receipt of the Landlord’s Tax Statement, such Landlord’s Tax Statement shall be conclusive and binding upon Tenant and (i) Tenant waives its right to audit the real estate taxes for the immediately preceding calendar year, (ii) Tenant waives any objections and is barred from asserting any claims pertaining to such Landlord’s Tax Statement, and (iii) all payments made by Tenant on account of real estate tax for the calendar year shown on the Landlord’s Tax Statement shall then be conclusively accepted by Tenant as correct, final and not subject to questions, claim, reduction, audit or rebate in whole or in part.

Initials:

Landlord

Tenant

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OPERATING EXPENSE RIDER

Date of Lease:	October 20th, 2009

Landlord:	BTCT Associates, L.L.C.

Tenant:	Valeritas, Inc.

Premises:	Portion of First Floor

750 Route 202

Bridgewater, New Jersey

Tenant shall pay as Additional Rent Tenant’s Share referred to in Par. 1(i) of the Lease of the expenses of the Property for any calendar year which occurs wholly or partially during the Term of this Lease in excess of the operating expenses of the Property for the calendar year referred to in Par. 1 (k) of the Lease (the “Base Expense Year”) (such Additional Rent is hereinafter called the “Expense Rent”). The term “operating expenses” shall mean all costs incurred by Landlord in connection with the operation, maintenance, care and repair of the Property, including, but not limited to, gardening and landscaping; snow removal; repairing, resurfacing or repaving the parking areas, roads or driveways on the Property; premiums for fire and other casualty insurance, rent insurance, liability insurance, workers compensation insurance and other insurance with respect to the Property; wages, medical insurance, pension payments and other fringe benefits of all employees servicing the Property; payroll taxes; labor and materials for repairs and replacements for the Building and other improvements on the Property; trash removal; cleaning; service contracts; electricity, gas, water, sewer and other utility charges and rents; fuel oil; painting; security; professional fees; administrative expenses; management fees not to exceed five (5%) percent of the gross rents collected for the Building; and alterations and improvements made by reason of governmental or insurance company requirements. If the Commencement Date is other than the first day of a calendar year, or the Expiration Date is prior to the last day of a calendar year, the Expense Rent shall be apportioned so that Tenant shall pay only such portion of the expenses of the Property attributable to such calendar year occurring during the Term of this Lease.

Notwithstanding anything herein to the contrary, if snow plowing expenses for the Base Expense Year shall exceed the cost of plowing two (2) snowfalls of not more than two (2) inches each, said snow plowing expenses for the Base Expense Year shall be appropriately adjusted so that the amount thereof shall reflect such expenses as would have been incurred if there had been two (2) snowfalls of not more than two (2) inches each (the “Base Snowplowing Expense”). In addition to Tenant’s obligation to pay Tenant’s Share of snowplowing costs in excess of the snowplowing costs for the Base Expense Year, Tenant shall also pay Tenant’s Share of all snowplowing costs for the Base Expense Year which exceed the Base Snowplowing Expense.

The term “operating expenses” shall include capital improvements provided, however, that the cost for any “Major Capital Improvement” (as hereinafter defined) shall be amortized on a straight-line basis over a useful life period (not to exceed ten (10) years), and Tenant shall reimburse Landlord for the portion of such cost allocable to the applicable amortization period which falls within the Term of the Lease as extended pursuant to the Extension Option Rider (if applicable). Such reimbursement shall be paid by Tenant in monthly installments, as Additional Rent, at the same time and in the same manner as Annual Rent, which installments shall be paid together with interest on the outstanding amount at the rate of ten and one half (10.5%) percent per annum. For purposes hereof, the term “Major Capital Improvement” shall mean any capital improvement having a cost in excess of Two Hundred Fifty Thousand and 00/100 ($250,000.00) Dollars.

Operating expenses shall not include the following:

(A) Interest, points, fees, principal payments of any mortgage, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured;

(B) Depreciation of the Premises or the Building;

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(C) Advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Building, including any leasing office maintained in the Building or outside of the Building, free rent and construction allowances for tenants and dues paid to trade associations;

(D) Legal and other expenses incurred in the negotiation or enforcement of leases or the securing or defense of Landlord’s title to the Property;

(E) Completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;

(F) Costs to be reimbursed by other tenants of the Building or taxes to be paid directly by Tenant or other tenants of the Building, whether or not actually paid;

(G) Salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part to the operation, management, maintenance or repair of the Building and salaries and benefits and other compensation to executives, officers or partners of Landlord above the grade of building manager or to any other person above the grade of building manager;

(H) General organizational, administrative and overhead costs relating to creating or maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses and all general corporate overhead and general administrative expenses not related to the operation of the Property;

(I) Costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Property;

(J) Costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Building or any laws;

(K) Penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of taxes and/or to file any tax or informational returns when due, or from Landlord’s failure to make any payment of taxes required to be made by Landlord hereunder before delinquency;

(L) Costs of Landlord’s charitable or political contributions, or of fine art maintained at the Property;

(M) Costs in connection with services, items or other benefits of a type which are not standard for the Property and which are not available to Tenant or any other tenant in the Building without specific charges therefor, but which are provided to another tenant or occupant of the Building, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

(N) Costs incurred in the sale, financing or refinancing of the Property (including, without limitation, transfer taxes);

(O) Real estate taxes, as described in the Real Estate Tax Rider to this Lease, and net income taxes of Landlord or the owner of any interest in the Property, franchise, transfer, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Property or any portion thereof or interest therein;

(P) Any expenses otherwise includable within operating expenses to the extent actually reimbursed by persons other than tenants of the Building;

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(Q) Landlord’s costs of electricity and other services sold or provided to tenants in the Building (including Tenant) and for which Landlord is entitled to be reimbursed by such tenants as a separate additional charge or rental over and above the rent or expenses payable under the lease with such tenant;

(R) Ground rent payments to a ground lessor and the cost of consummating any ground lease;

(S) Reserves for bad debts and rent loss reserves;

(U) The cost of repairs or other work to the extent Landlord is actually reimbursed by insurance or condemnation proceeds.

Tenant shall pay its Expense Rent in monthly installments on the first day of each month on an estimated basis as determined by Landlord. Landlord may adjust such estimate at any time and from time to time based upon Landlord’s experience and anticipation of costs. After the end of each calendar year during the Term, Landlord shall deliver to Tenant a statement (“Expense Statement”) setting forth the actual expenses of the Property for such calendar year, the amount paid by Tenant as Expense Rent on account thereof, Tenant’s Share of such expenses, and the amount due to or from Tenant. If Tenant has paid less than the actual amount due, Tenant shall pay the difference to Landlord within ten (10) days after Landlord’s request therefor. Any amount paid by Tenant which exceeds the amount due shall be credited to the next succeeding payments due as Expense Rent hereunder, unless the Term has then expired in which event such excess amount shall be refunded to Tenant. For the avoidance of doubt, for and during the period of time commencing on the Commencement Date and ending at 11:59 p.m. on the day immediately preceding the Part B Premises Commencement Date, Tenant’s Share shall be based on the square footage of the Part A Premises only and Tenant shall be obligated to pay Expense Rent for the Part A Premises but not for the Part B Premises.

Tenant shall have the right, at its cost and expense, to audit the Expense Rent for the immediately preceding calendar year only in order to verify the accuracy of any expense which was charged to Tenant pursuant to this Operating Expense Rider, provided that: (i) Tenant shall notify Landlord of its election to audit the Expense Rent within thirty (30) days following Tenant’s receipt of the Expense Statement (the “Audit Notice”); (ii) such audit shall be conducted at the office where Landlord maintains its records and only after Tenant gives Landlord at least thirty (30) days prior written notice; (iii) Tenant shall deliver to Landlord a copy of the results of such audit within thirty (30) days following Tenant’s receipt of the Expense Statement; (iv) no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises; (v) Tenant shall keep the results of such audit strictly confidential and shall not disclose the same to any other party; (vi) no subtenant shall have any right to conduct an audit; (vii) no audit shall be conducted at any time that Tenant is in default of any of the terms of this Lease beyond the expiration of any applicable notice and grace period provided for herein; (viii) such audit shall only be conducted by a certified public accountant not compensated on a contingent fee basis and (ix) no such audit shall be conducted if any other tenant has conducted an audit for the time period Tenant intends to audit and Landlord furnishes to Tenant a copy of the results of said audit. In the event that Tenant’s audit alleges that an error was made by Landlord, Landlord shall have sixty (60) days following receipt of the results of such audit to obtain an audit from an accountant of Landlord’s choice, at Landlord’s cost and expense, or Landlord shall be deemed to have accepted the results of Tenant’s audit. In the event that Landlord’s and Tenant’s accountants shall be unable to reconcile the results, both accountants shall mutually agree upon a third accountant whose determination shall be conclusive. The cost of any such third accountant shall be shared equally between Landlord and Tenant. If it is determined that Tenant has paid less than the actual amount due, Tenant shall pay the difference to Landlord within thirty (30) days after the date of such determination. If it is determined that Tenant has paid any amount in excess of the amount due, such excess amount shall be refunded to Tenant within thirty (30) days after the date of such determination. In the event Tenant fails to send Landlord the Audit Notice within thirty (30) days following Tenant’s receipt of the Expense Statement, such Expense Statement shall be conclusive and binding upon Tenant and (i) Tenant waives its right to audit the operating expenses for the immediately preceding calendar year, (ii)

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Tenant waives any objections and is barred from asserting any claims pertaining to such Expense Statement, and (iii) all payments made by Tenant on account of operating expenses for the calendar year shown on the Expense Statement shall then be conclusively accepted by Tenant as correct, final and not subject to questions, claim, reduction, audit or rebate in whole or in part.

Initials:

Landlord

Tenant

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LANDLORD’S SERVICES RIDER

Date of Lease:	October 20th, 2009

Landlord:	BTCT Associates, L.L.C.

Tenant:	Valeritas, Inc.

Premises:	Portion of First Floor

750 Route 202

Bridgewater, New Jersey

1. Maintenance and Repairs by Landlord. Landlord shall make necessary repairs to the roof, foundation and exterior walls of the Building and any load-bearing interior walls of the Premises, the parking areas, access roads and driveways, and all components of the electrical, mechanical, plumbing, heating and air-conditioning systems and facilities located on Property which are used in common by tenants of the Building, provided, however, if any such repair is necessitated by the act or omission of Tenant or any of its employees or invitees, such repair shall be at the expense of Tenant.

2. Snow Removal. Landlord shall arrange for removal of accumulations of snow and ice from the drives, parking areas and walkways of the Property. If requested by Landlord, to facilitate snow removal work, Tenant and its employees and invitees shall park vehicles only in areas designated by Landlord.

3. Landscape Maintenance. Landlord shall maintain landscaping in the Common Area of the Building and Property.

4. Water Service. Landlord shall cause the applicable public utility company to provide to the Building water in quantities sufficient for lavatory facilities, drinking fountains and incidental kitchen uses. If Tenant uses water for any purposes other than those for which Landlord is required to provide water in unusual quantities, Tenant shall pay to Landlord as Additional Rent the cost of such usage as reasonably determined by Landlord within ten (10) business days after Landlord’s request therefor. At Landlord’s option, and at Tenant’s expense, a separate water meter or check meter may be installed or survey made to determine Tenant’s water usage. If there shall be such water usage without Landlord’s consent, Landlord may require Tenant to cease such water usage, and Landlord may suspend the supply of water to the Premises until Tenant so ceases its water usage.

5. Cleaning. Landlord shall clean the Premises substantially in accordance with the following:

All carpeting shall be vacuumed nightly. Carpet shampooing is excluded.

Dust furniture nightly.

Empty and dust all waste receptacles nightly and remove from the Premises waste paper and waste materials incidental to normal office usage.

Empty wastepaper baskets and clean ashtrays and sand urns nightly.

Dust telephones as required.

6. Heating, Ventilating and Air Conditioning.

(a) Landlord shall provide in the Building a heating, ventilation and air conditioning system to furnish heating, ventilation and air conditioning to the Premises.

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(b) Tenant shall at all times cooperate fully with Landlord and abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of its ventilating, heating and air conditioning system and shall keep operable peripheral windows (if any) closed and use white Venetian blinds to keep direct sunlight from entering the Premises.

7. Landlord shall provide all services hereunder and for maintaining the Property in a first class manner.

Initials:

Landlord

Tenant

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ENERGY RIDER

Date of Lease:	October 20th, 2009

Landlord:	BTCT Associates, L.L.C.

Tenant:	Valeritas, Inc.

Premises:	Portion of First Floor

750 Route 202

Bridgewater, New Jersey

1. Tenant Electric. “Tenant Electric” is all electric consumed by Tenant in connection with Tenant’s occupancy of the Premises including but not limited to electric for lighting, office machinery, equipment, and all other appliances, machinery, equipment and systems Tenant uses in connection with the occupancy of the Premises. Tenant Electric does not include electric for the building heating, ventilating and air-conditioning system.

2. Tenant Electric Usage. Commencing on the Commencement Date, Tenant shall pay Landlord as Additional Rent the cost of Tenant Electric (“Energy Rent”) based upon, at Landlord’s option: (a) $1.50 per square foot of rentable area of the Premises or (b) a separate submeter or check meter installed by Landlord (at Landlord’s sole cost and expense) as part of the Landlord Work (as defined in the Landlord’s Work Rider) to determine Tenant’s electrical consumption. For the avoidance of doubt, for and during the period of time commencing on the Commencement Date and ending at 11:59 p.m. on the day immediately preceding the Part B Premises Commencement Date, the Energy Rent shall be based upon Tenant’s electrical consumption in the Part A Premises and Tenant shall only be obligated to pay Energy Rent for the Part A Premises but not for the Part B Premises.

If Landlord elects to charge for Tenant Electric under Section 2(a) of this Rider, Tenant shall pay Landlord for such electric energy the annual amount which shall be determined by multiplying the gross rentable area of the Premises by One and 50/100 ($1.50) Dollars per square foot. Said sum shall be paid by Tenant in equal monthly installments on the first day of each calendar month during the Term commencing on the Commencement Date. Such sum shall be subject to increase in accordance with increases in electric charges payable by Landlord.

If Landlord elects to charge for Tenant Electric under Section 2(b) of this Rider,

(i) For the purposes of this Lease, the average kilowatt hour cost of electric during the first Lease Year and each Lease Year thereafter shall be determined by dividing Landlord’s total cost of electricity charged by the utility company (including rate, fuel adjustments, demand charges, applicable taxes and any other charges the utility company may impose) by the total kilowatt hours of electric consumed, the result of which shall be the average kilowatt hour cost for such Lease Year. Since the current kilowatt-hour cost of electric will not be available for any Lease Year until after such Lease Year, Landlord may estimate such kilowatt-hour cost for the year and estimate the charges subject to adjustment as provided in Paragraph 2(ii) of this Rider; and

(ii) Tenant shall pay its Energy Rent in monthly installments on the first day of each month on an estimated basis as determined by Landlord. Landlord may adjust such estimate at any time and from time to time based upon Landlord’s experience and anticipation of the costs of electricity used in connection with the Property. After the end of such calendar year during the Term, Landlord shall deliver to Tenant a statement (“Energy Statement”) setting forth the amount of Energy Rent payable by Tenant for such calendar year, the amount paid by Tenant as Energy Rent on account thereof, and the amount due to or from Tenant. If Tenant has paid less than the actual amount due, Tenant shall pay the difference to Landlord within ten (10) days after Landlord’s request therefor. Any amount paid by Tenant which exceeds the amount due shall be credited to the next succeeding payments due as Energy Rent hereunder, unless the Term has then expired in which event such excess amount shall be refunded to Tenant.

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3. General Conditions. Tenant shall not maintain or install in the Premises any fixture or equipment requiring electric power in excess of 1800 volt-amperes without Landlord’s prior written consent. Tenant’s total connected load shall not exceed three (3) volt-amperes per square feet. Tenant shall not maintain or install in the Premises any fixture, equipment or systems which will overload the feeders, risers or require additional wiring without Landlord’s consent. The Landlord shall have no responsibility for failure to supply the electricity when prevented from doing so by strikes, repairs, necessary alterations or necessary improvements or by reason of the failure of the public utility to furnish electric current, or for any cause beyond the Landlord’s reasonable control, or by order or regulation of any federal, state, county or municipal authority. The Landlord’s obligation to furnish electricity shall not be deemed breached nor shall there by any abatement in rent or any liability on the part of the Landlord to the Tenant for failure to furnish electricity. In no event shall Landlord be obligated to increase the existing electrical capacity of any portion of the Building’s system, nor to provide any additional wiring or capacity to meet the Tenant’s additional requirements.

4. Tenant’s Audit Rights. Tenant shall have the right, at its cost and expense, to audit the Energy Rent for the immediately preceding calendar year only in order to verify the accuracy of any sum which was charged to Tenant pursuant to this Energy Rider, provided that: (i) Tenant shall notify Landlord of its election to audit the Energy Rent within thirty (30) days following Tenant’s receipt of the Energy Statement (the “Audit Notice”); (ii) such audit shall be conducted at the office where Landlord maintains its records and only after Tenant gives Landlord at least thirty (30) days prior written notice; (iii) Tenant shall deliver to Landlord a copy of the results of such audit within thirty (30) days following Tenant’s receipt of the Energy Statement; (iv) no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises; (v) Tenant shall keep the results of such audit strictly confidential and shall not disclose the same to any other party; (vi) no subtenant shall have any right to conduct an audit; (vii) no audit shall be conducted at any time that Tenant is in default of any of the terms of this Lease beyond the expiration of any applicable notice and grace period provided for herein; (viii) such audit shall only be conducted by a certified public accountant not compensated on a contingent fee basis and (ix) no such audit shall be conducted if any other tenant has conducted an audit for the time period Tenant intends to audit and Landlord furnishes to Tenant a copy of the results of said audit. In the event that Tenant’s audit alleges that an error was made by Landlord, Landlord shall have sixty (60) days following receipt of the results of such audit to obtain an audit from an accountant of Landlord’s choice, at Landlord’s cost and expense, or Landlord shall be deemed to have accepted the results of Tenant’s audit. In the event that Landlord’s and Tenant’s accountants shall be unable to reconcile the results, both accountants shall mutually agree upon a third accountant whose determination shall be conclusive. The cost of any such third accountant shall be shared equally between Landlord and Tenant. If it is determined that Tenant has paid less than the actual amount due, Tenant shall pay the difference to Landlord within thirty (30) days after the date of such determination. If it is determined that Tenant has paid any amount in excess of the amount due, such excess amount shall be refunded to Tenant within thirty (30) days after the date of such determination. In the event Tenant fails to send Landlord the Audit Notice within thirty (30) days following Tenant’s receipt of the Energy Statement, such Energy Statement shall be conclusive and binding upon Tenant and (i) Tenant waives its right to audit the energy expenses for the immediately preceding calendar year, (ii) Tenant waives any objections and is barred from asserting any claims pertaining to such Energy Statement, and (iii) all payments made by Tenant on account of Tenant Electric for the calendar year shown on the Energy Statement shall then be conclusively accepted by Tenant as correct, final and not subject to questions, claim, reduction, audit or rebate in whole or in part.

Initials:

Landlord

Tenant

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RULES AND REGULATIONS RIDER

Date of Lease:	October 20th, 2009

Landlord:	BTCT Associates, L.L.C.

Tenant:	Valeritas, Inc.

Premises:	Portion of First Floor

750 Route 202

Bridgewater, New Jersey

Landlord hereby promulgates the following Rules and Regulations with respect to the Property:

1. The roads, driveways, parking areas, sidewalks, entrances, elevators, stairways and halls shall not be obstructed by any tenant or used for any purpose other than for ingress to and egress from such tenant’s leased premises. No tenant shall store on a temporary or permanent basis any of its property (including waste receptacles) outside of its leased premises.

2. No tenant shall use or keep any foul or noxious gas or substance in its leased premises, or permit its leased premises to be used in a manner offensive or objectionable to Landlord or other tenants of the Building by reason of noise, odors or vibrations. No animals or birds shall be kept on the Property.

3. No sign, advertisement, notice or other lettering (however worthy the cause might be) shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside of its leased premises or the Building, or anywhere on the exterior of the Property, or on the inside of its leased premises which is visible from the outside of the premises, without the consent of the Landlord, except as provided in the Lease.

4. No smoking is permitted in any part of the Building. Smoking is also prohibited in the front of the Building and at the rear entrance to the Building. Smoking is only permitted outside at the loading dock area. Any violation of this smoking policy may result in a $50.00 charge per occurrence to the Tenant employing an individual violating this smoking policy.

5. If a tenant installs any additional locks or changes the locks on any of the entrance doors or interior doors of its leased premises, Tenant shall provide to Landlord duplicate keys to such locks. (All lock cylinders in doors into the Premises shall work with Landlord’s master keying system.)

6. Tenant shall not install any window coverings other than Venetian blinds as specified by Landlord.

7. No tenant shall place a load upon any floor of its leased premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, office machines, other machines and mechanical equipment. Such installations shall be placed in locations in the leased premises and in such manner sufficient to absorb and prevent vibration, noise and annoyance.

8. Freight, furniture, equipment, supplies, merchandise and bulky matter shall be delivered to and removed from the leased premises only on the elevator designated therefor by Landlord, only through the entrances and corridors designated by Landlord, and only during the hours and in the manner prescribed by Landlord. The persons engaged by any tenant for such work shall be reasonably acceptable to Landlord.

9. No tenant shall bring or keep in its leased premises any inflammable, combustible or explosive fluid, material, chemical or substance, or cause any odors of cooking or other processes, or any objectionable odors to permeate in or emanate from its leased premises.

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10. There is a $25.00 charge for the reprogramming of any access card, a $50.00 charge for a new access card, and a $25.00 charge for any lost or damaged access card. There is a $25.00 charge for each individual reprogramming of the Sentex access system and a $50.00 charge, per pair of doors, for each change in door locking schedule not set forth in an annual schedule. If alarmed doors are opened for a non-emergency, Tenant shall be assessed a $150.00 charge per occurrence.

11. Employees (whether full time or part time) of Tenant, and independent contractors regularly employed by Tenant and based at the Premises, parking in spaces designated for visitors will result in a $50.00 charge to Tenant per car per day.

12. No doors opening onto common areas of the Building shall be permitted to be propped-open except on a temporary, as-needed basis for the moving of furniture, supplies or equipment only.

13. No pallets shall be left in the common areas. No pallets shall be disposed of in the common dumpsters. The storage and proper disposal of such pallets shall be the sole responsibility of the tenant receiving goods on such pallets. All cardboard waste shall be segregated by Tenant and broken down as directed by Landlord.

14. Each of the above charges are subject to increase from time to time.

Initials:

Landlord

Tenant

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LANDLORD’S WORK RIDER

Date of Lease:	October 20th, 2009

Landlord:	BTCT Associates, L.L.C.

Tenant:	Valeritas, Inc.

Premises:	Portion of First Floor

750 Route 202

Bridgewater, New Jersey

1. Landlord’s Work. (a) Landlord shall, at its cost and expense, prepare a full set of construction documents, including specifications and signed and sealed plans (the “Plans and Specifications”), for the work to be performed substantially in accordance with the space plans prepared by Landlord’s architect dated August 20, 2009, in order to render the Premises ready for Tenant’s occupancy thereof.

(b) Landlord shall, at its sole cost and expense, perform the work (“Landlord’s Work”) shown on the Plans and Specifications, as follows:

(i) Construct new 5/8” sheetrock walls as indicated on the Plans and Specifications.

(ii) New sheetrock walls shall be painted with one (1) coat of primer and two (2) coats of latex paint to match existing walls.

(iii) Furnish and install building standard laminate countertop, with upper and lower cabinets, and sink in kitchen.

(iv) Furnish and install building standard dishwasher and associated plumbing, and microwave in kitchen.

(v) Furnish and install electrical outlets in kitchen as required by code and to support appliances. Furnish and install new and/or relocate electrical outlets and light switches as required by alterations.

(vi) Furnish and install VCT with vinyl base in kitchen.

(vii) Repair carpet and vinyl base or install new in altered areas as required.

(viii) Furnish and install building standard 7’ 0” stain grade solid core birch doors, bucks and hardware in conference room, hallway, and three offices.

(ix) Furnish and install and/or relocate exit lights pursuant to applicable code.

(x) Furnish and install and/or relocate fire alarm horn strobes pursuant to applicable code.

(xi) Furnish and install and/or repair ceiling grid in altered areas as required.

(xii) Furnish and install new 2’ x 4’ “second look” ceiling tiles in altered areas as required.

(xiii) Relocate existing flourescent light fixtures in altered areas as required.

(xiv) Relocate fire sprinkler drops and heads as required by code.

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(xv) Furnish and install blinds on the Premises windows, both perimeter and overlooking the Building lobby.

(c) Any work with respect to the installation of computer wiring, security system(s), telephone systems, furniture and/or furniture systems including connection of data cabling, panels, conduits, power poles, electrical connection(s), etc., interior signage, trade fixtures, and fire extinguishers, shall be the responsibility of Tenant at its sole cost and expense. Tenant shall secure any applicable permits required for such work. Tenant shall supply its own furniture plan at its expense.

(d) Landlord reserves the right to make changes, additions and/or deletions in Landlord’s Work which are deemed reasonably necessary or advisable based upon special job conditions or availability of materials, and to meet requirements of any governmental authority or agency having jurisdiction over the Building and the Premises.

(e) Landlord’s Work shall be the property of Landlord and shall remain on and be surrendered with the Premises upon termination of the Lease.

2. Tenant’s Construction Representative. Upon execution of the Lease, Tenant shall designate an individual to serve as Tenant’s Construction Representative. Such designation may be changed at any time in accordance with the notice provision of the Lease, but only one (1) individual may be so designated at any one time. Tenant’s Construction Representative shall be the only individual authorized to communicate with Landlord regarding Landlord’s Work and to make decisions regarding the Plans and Specifications and Tenant Extras.

3. Tenant Extras. Tenant may request any change, addition or alteration in Landlord’s Work set forth in the Plans and Specifications, subject to the reasonable approval of Landlord (“Tenant Extras”). Substitution of materials in place of materials set forth in the Plans and Specifications and additions of quantities of materials in excess of quantities of materials set forth on the Plans and Specifications shall be deemed Tenant Extras. Tenant agrees to pay for Tenant Extras based on Landlord’s actual cost therefor, including field supervision, together with ten (10%) percent of such cost for Landlord’s overhead plus five (5%) percent of such sum for Landlord’s profit (“Landlord’s Charges”). Tenant shall pay to Landlord Landlord’s Charges for Tenant Extras as Additional Rent within thirty (30) days after Landlord’s request therefor.

4. Tenant Delay. Landlord shall not be required to proceed with the Landlord’s Work or Tenant Extras unless and until Landlord receives payment of Landlord’s Charges requested by Landlord. Tenant shall be responsible for, and pay any and all expenses incurred by Landlord in connection with any delay in the commencement or completion of the Landlord’s Work or Tenant Extras, and any increase in the cost of the Landlord’s Work or Tenant Extras, caused by (i) Tenant’s requirement of Tenant Extras; (ii) the postponement of any of the Landlord’s Work required to perform Tenant Extras; (iii) any other delay requested or caused by Tenant; (iv) Tenant’s failure to promptly pay Landlord’s Charges; (v) Tenant’s selection of materials not available for immediate delivery; and (vi) the request of Tenant to hold any portion of the Landlord’s Work in abeyance.

5. Miscellaneous. (a) The Landlord’s Work shall be performed by Landlord in a good and workmanlike manner and in compliance with all laws.

(b) Upon substantial completion (as defined in Par. 1(a) of the Lease) of the Premises, Landlord shall notify Tenant and Landlord and Tenant’s Construction Representative shall together inspect the Premises and prepare a so-called punch-list of items to be completed and Landlord shall diligently proceed to complete such items. Landlord shall not be responsible for any damage or destruction caused by Tenant or Tenant’s contractor. The existence of punchlist items shall not delay the Commencement Date of the Term of this Lease.

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6. Default. A default under this Rider shall be a default under the Lease and shall entitle the Landlord to any remedies under the Lease (notwithstanding that the Term has not commenced).

Initials:

Landlord

Tenant

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FIRST FLOOR PLAN RIDER

Date of Lease:	October 20th, 2009

Landlord:	BTCT Associates, L.L.C.

Tenant:	Valeritas, Inc.

Premises:	Portion of First Floor

750 Route 202

Bridgewater, New Jersey

FIRST FLOOR PLAN

Initials:

Landlord

Tenant

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FIRST AMENDMENT TO LEASE

This First Amendment to Lease (this “Agreement”) made this 17th day of January, 2013 by and between BTCT ASSOCIATES, L.L.C., a New Jersey limited liability company, having an address c/o Steiner Equities Group, L.L.C., 75 Eisenhower Parkway, Suite 150, Roseland, New Jersey 07068-1696 (“Landlord”), and VALERITAS, INC., a Delaware corporation, having an address at 750 Route 202, Bridgewater, New Jersey 08807 (“Tenant”).

WITNESSETH:

WHEREAS, by lease agreement dated October 20, 2009 (the “Lease”), Landlord leases to Tenant and Tenant leases from Landlord certain premises (the “Original Premises”) consisting of 7,655 rentable square feet in the building (the “Building”) commonly known as 750 Route 202, Bridgewater, Somerset County, New Jersey; and

WHEREAS, Landlord and Tenant wish to modify and amend the Lease as hereinafter set forth.

NOW, THEREFORE, for and in consideration of the above premises, the mutual covenants hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Premises. (a) On the “Replacement Space Commencement Date” (as hereinafter defined), the definition and description of the Premises in the Lease shall be modified and amended (i) to delete the Original Premises, and (ii) to substitute for the Original Premises certain premises consisting of approximately 9,700 rentable square feet, constituting a portion of the sixth (6th) floor of the Building (the “Replacement Space”) which Replacement Space is shown shaded on the Sixth Floor Plan Rider attached hereto. As a result of the foregoing, the definition and description of the Premises in the Lease shall as of the Replacement Space Commencement Date, no longer refer to the Original Premises but shall refer to the Replacement Space described herein.

(b) Promptly following the date that the “Plans and Specifications” (as defined in the Landlord’s Work Rider attached hereto) are prepared by Landlord, Landlord’s architect shall measure the area of the Premises and furnish to Tenant its certification of the rentable square foot area of the Premises. Landlord’s architect shall measure the Premises from the outside face of exterior walls and from the centerline of interior demising walls. The figure thus obtained shall be multiplied by 123.20% to arrive at the rentable square foot area of the Premises. If the rentable square foot area of the Premises is other than 9,700 square feet, the Annual Rent set forth in Section 3 hereof and Tenant’s Share shall be adjusted proportionately. The parties acknowledge that there are multiple methods of computing rentable area and hereby agree for the purposes of this Lease that the rentable area of the Premises shall be determined as set forth above.

(c) Landlord shall improve the Replacement Space in conformity with and to the extent of the Landlord’s Work Rider attached hereto (the “Landlord’s Work”), and shall have no other obligation to do any work in and to the Replacement Space or the Building to render them ready for Tenant’s occupancy. Subject to the Landlord’s Work Rider, Tenant has inspected the Replacement Space and agrees to take the Replacement Space in its present “as is” condition.

2. Term. (a) The Term of the Lease for the Replacement Space shall commence on the date (the “Replacement Space Commencement Date”) which shall be the earlier of the date on which Landlord’s Work has been substantially completed (or would have been substantially completed except by reason of any delay caused by Tenant), or the date on which Tenant occupies any portion of the Replacement Space except as set forth in Section 2(d) hereinbelow. Landlord’s Work shall be deemed substantially completed at such time as the only items of Landlord’s Work to be completed are those of a “punch-list” nature which do not substantially interfere with Tenant’s use and occupancy of the Replacement Space. The Term of the Lease is hereby extended to June 30, 2018 (the “New Expiration Date”), subject to Tenant’s option to extend the Term as set forth in Section 2(c) hereinbelow.

(b) At 11:59 p.m. on the day immediately preceding the Replacement Space Commencement Date (the “Original Premises Termination Date”), the Lease shall be terminated

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with respect to the Original Premises. All Annual Rent, Additional Rent and other charges required to be paid by Tenant with respect to the Original Premises shall be paid and all of Tenant’s other obligations under the Lease with respect to the Original Premises shall be performed, up to and including the Original Premises Termination Date; provided, however, that certain Additional Rent and other charges allocable to the month or months immediately prior to the Original Premises Termination Date, shall be forwarded to Tenant and payable not later than thirty (30) days following Tenant’s receipt thereof. Tenant shall, on or before the Original Premises Termination Date, surrender the Original Premises to Landlord in the condition in which the Premises is required to be surrendered by Tenant in accordance with the provisions of the Lease. Tenant’s failure to comply with its obligations pursuant to this Section 2(b) shall constitute a holdover in accordance with Par. 22 of the Lease and entitle Landlord to all rights and remedies pursuant to said Par. 22. Nothing herein contained shall be deemed to give Tenant any right to remain in possession of the Original Premises after the Original Premises Termination Date. Promptly following the Replacement Space Commencement Date, Landlord and Tenant shall execute an instrument setting forth the Replacement Space Commencement Date.

(c) The Extension Option Rider attached to the Lease is hereby declared null and void and of no further force and effect and the following is substituted therefor:

“Tenant shall have the further right and option to renew and extend the Term of the Lease after the New Expiration Date for one (1) additional period (the “Additional Extension Term”) of five (5) years. Said option to renew the Term for the Additional Extension Term shall be exercised by Tenant giving written notice to Landlord not more than eighteen (18) or less than twelve (12) months before the New Expiration Date. The date for giving such notice for the Additional Extension Term is of the essence and Tenant’s failure to give such notice on or before such date shall automatically constitute an irrevocable waiver by Tenant of its right to exercise the option to renew the Term for the Additional Extension Term. Tenant’s right to exercise the option to renew the Term for the Additional Extension Term shall be contingent upon Tenant not being in default under the Lease, as defined under Par. 23 thereof, as of the date of its exercise of the option to renew the Term for the Additional Extension Term and/or as of the date of commencement of the Additional Extension Term. This condition may be waived by Landlord at its sole discretion and may not be used by Tenant as a means to negate the effectiveness of Tenant’s exercise of the option to renew. Without limiting the foregoing, the Additional Extension Term shall be upon all of the same terms and conditions as are in effect under the Lease immediately preceding the commencement date of the Additional Extension Term, except that Annual Rent payable by Tenant during the Additional Extension Term shall be as set forth in Section 3(b) hereinbelow. Tenant shall have no further right to renew or extend the Term of the Lease upon the expiration of the Additional Extension Term and any such right to renew or extend the Term set forth in the Lease shall be null and void and of no further force or effect.”

(d) From and after the date which shall be two (2) weeks prior to the Replacement Space Commencement Date, Landlord shall permit Tenant to enter the Replacement Space for the purposes of: installing cabling and wiring and performing similar minor work in connection with Tenant’s initial occupancy of the Replacement Space; and relocating office furniture and other materials from the Original Premises to the Replacement Space. Tenant shall not be obligated to pay Annual Rent and/or Additional Rent while performing the foregoing work prior to the Replacement Space Commencement Date, but Tenant shall otherwise be obligated to comply with all of the other terms and provisions of this Lease, including Tenant’s obligation to maintain insurance in accordance with Section 5 hereinbelow. In addition to the foregoing, all waiver and indemnity provisions of this Lease shall apply to the Replacement Space upon Tenant’s entry onto the Replacement Space. Tenant’s right to enter the Replacement Space prior to the Replacement Space Commencement Date as aforesaid shall be upon reasonable prior written notice to Landlord and any such entry shall be limited to “Work Hours” (as defined in Par. 6(b) of the Lease). The performance of the foregoing work by Tenant and Landlord shall in no way interfere with the other, and Tenant and Landlord shall perform such work in harmony with other labor on the Property. Tenant shall pay for any additional labor or security personnel required to be employed by Landlord for the performance of work by Tenant and any stand-by labor, if required, by any union labor and otherwise comply with union requirements, if any, applicable thereto. Tenant shall comply with the requirements of Par. 12 of the Lease in the performance of any work at or to the Replacement Space hereunder. Tenant shall not be permitted to conduct its business operations at the Replacement Space until the Replacement Space Commencement Date; provided, however, that for purposes of

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this Agreement, Tenant’s relocation of office furniture and other materials from the Original Premises to the Replacement Space shall not be considered the commencement or conducting of business operations. If Tenant commences its business operations at the Replacement Space prior to the date set forth hereinabove as the Replacement Space Commencement Date, the Replacement Space Commencement Date shall occur as of the date Tenant commences its business operations at the Replacement Space.

3. Rent. (a) Commencing on the date which shall be thirty (30) days after the Replacement Space Commencement Date (the “Replacement Space Rent Start Date”), Tenant shall pay to Landlord Annual Rent for the Replacement Space as follows:

Period	PSF	Monthly Installment	Annual Amount
Replacement Space Rent Start Date through the New Expiration Date	$25.00	$20,208.33	$242,500.00

(b) If Tenant validly exercises its option to extend the Term for the Additional Extension Term, as provided in Section 2(c) hereinabove, Tenant shall pay to Landlord Annual Rent for the Replacement Space as follows:

Period	PSF	Monthly Installment	Annual Amount
Additional Extension Term	$28.00	$22,633.33	$271,600.00

(c) Annual Rent shall be payable in equal monthly installments, as aforesaid, in advance on the first day of each and every calendar month of the Term of the Lease in lawful money of the United States of America in the office of Landlord or at such other place as may hereafter be designated by Landlord. Annual Rent shall be paid to Landlord without notice or demand and without deduction, set-off or other charge therefrom or against the same. Annual Rent for a partial month shall be prorated.

4. Tenant’s Share. The Lease is amended to provide that effective as of the Replacement Space Commencement Date, provided that Tenant has vacated the Original Premises in accordance with the terms hereof, Tenant’s Share, as set forth in the Lease, shall be changed from 7.33% to 9.3%. Effective on the Replacement Space Commencement Date, all provisions for the payment of Additional Rent set forth in the Lease, including, without limitation, all provisions pertaining to the payment of “Tax Rent” and “Expense Rent” (as said terms are defined in the Real Estate Tax Rider and the Operating Expense Rider attached to the Lease) shall apply to the Replacement Space, except that the “Base Tax Year” and the “Base Expense Year” (as said terms are defined in Par. 1(j) and Par. 1(k) of the Lease) with respect to the Replacement Space shall be the calendar year 2013.

5. Insurance. The Lease is supplemented to provide that Tenant shall, at its cost and expense, procure all policies of insurance for the purpose of insuring the Replacement Space in accordance with the terms set forth in Par. 5 of the Lease. Policies of such insurance, or certificates thereof, together with reasonable evidence of premium payment therefor, shall be delivered to Landlord upon execution of this Agreement.

6. Common Areas; Parking. Effective on the Replacement Space Commencement Date, Par. 1(g) of the Lease shall be amended by deleting “31” and by inserting “38”.

7. Intentionally Omitted.

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8. Right of First Offer. Subject to prior rights granted to any other tenants or other parties to lease available space in the Building and/or renew their existing leases at the Building, regardless of whether such rights are specified in such existing leases, in the event that at any time during the Term and/or Additional Extension Term as the case may be, any space contiguous to the Premises on the sixth (6th) floor of the Building shall become available for lease (the “Available Space”), then provided that Tenant is in possession of the Premises and not in default as set forth in Par. 23 of the Lease, and provided further that Tenant’s financial condition and creditworthiness are reasonably satisfactory to Landlord, Landlord shall notify Tenant of the availability of the Available Space and the terms upon which Landlord proposes the same to be leased (the “Available Space Lease Terms”). Tenant shall have a period of ten (10) days from the date of delivery of such notice within which to notify Landlord of its election to lease the Available Space on the Available Space Lease Terms. In the event Tenant does not so notify Landlord of its election to lease the Available Space within the aforesaid ten (10) day period, time being of the essence, Landlord shall be free to lease the Available Space to any party as Landlord may elect upon such terms as Landlord and any proposed tenant of the Available Space may agree upon. In the event Tenant elects to lease the Available Space as aforesaid, a lease amendment shall be prepared incorporating the Available Space Lease Terms, and such lease amendment shall be executed by Tenant within ten (10) days of receipt thereof or Tenant’s right to lease the Available Space shall, at Landlord’s option, be rendered null and void. If Tenant does not exercise its right to lease the Available Space in accordance with this provision, Landlord shall not be required to offer the Available Space to Tenant again. This option shall not be applicable during the last Lease Year of the Initial Term, nor the last two (2) Lease Years of the Additional Extension Term, as the case may be. The aforesaid right of first notification is personal to the Tenant named herein and shall not apply to any assignee or subtenant of Tenant.

9. Satellite Dish/Antenna. (a) Provided and on condition that Tenant, as of the date on which Landlord’s consent is requested as hereinafter described, has not assigned this Lease or sublet all or any portion of the Premises, Tenant may erect on the roof of the Building, at Tenant’s sole cost and expense, one (1) satellite antenna/dish transmission/reception device (the “Antenna”) subject to the terms and conditions set forth in Par. 12 of the Lease and subject further to the terms and conditions set forth hereinafter. Prior to installing the Antenna, Tenant shall provide Landlord with plans and specifications therefor, as well as structural calculations and such other information pertaining to the Antenna as Landlord may reasonably require. Landlord’s prior consent to such plans and specifications, as well as the location, manner of installation and control of the Antenna shall be required, but shall not be unreasonably withheld, conditioned or delayed. Tenant shall, within ten (10) days of being billed therfor by Landlord, reimburse Landlord for all reasonable expenses incurred by Landlord in connection with its review of the foregoing. Tenant shall obtain, at its sole cost and expense, and with the reasonable cooperation of Landlord, all governmental permits and approvals required for the installation and use of the Antenna. Tenant shall install the Antenna in a good and workmanlike manner using a roofing contractor designated by Landlord. Once installed, the Antenna shall be deemed to be a part of the Premises and all references in this Lease to the Premises shall include said Antenna. Tenant shall be solely responsible, at its sole cost and expense, for the maintenance and repair of the Antenna, and shall indemnify and hold harmless Landlord from and against all liability, claims or costs, including reasonable legal fees, arising from the installation and/or use of the Antenna. Tenant shall also be solely responsible for the repair of any damage to the Building or the roof caused by the installation and/or use of the Antenna. Tenant agrees that in the event that any repair or replacement of the roof is required pursuant to this Section, Tenant will use the roofing contractor designated by Landlord. Under no circumstances shall Landlord be liable for any damage to or vandalism of the Antenna. In addition, Landlord shall in no event be responsible if, for any reason whatsoever, the Antenna does not perform to the expectations of Tenant. In using the Antenna, Tenant agrees: (i) not to disrupt, adversely affect or interfere with any other tenant’s or other occupant’s use and enjoyment of its leased premises or any other part of the Property, and (ii) not to disrupt, adversely affect or interfere with any other providers of telecommunications services to the Property. Tenant agrees not to grant any third parties the right to utilize in any manner, or otherwise benefit from, the Antenna. Tenant further agrees that Landlord may install and operate, and may permit the installation and operation by others of, additional satellite antenna/dish transmission/reception devices at the Property. Tenant agrees to remove the Antenna on or prior to the Expiration Date or earlier termination of the Lease, restore the roof to its existing condition prior to the installation of the Antenna and repair any damage cause by such removal. In addition, if Tenant fails to remove the Antenna on or before the Expiration Date or earlier termination of the Lease then, Landlord, at its sole option, may, at Tenant’s sole cost and expense, remove the Antenna and repair any damage caused by such removal.

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(b) Landlord hereby grants Tenant, at no additional charge, reasonable access to the existing vertical riser space in the Building for the purpose of running telecommunications cables and wiring between the lowest level of the Building and the roof of the Building. Tenant shall request access to the riser by providing prior reasonable notice to Landlord. Such notice shall contain the reason for Tenant’s need to access the riser. Tenant’s installation of any cabling or wiring within the riser shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld. Landlord shall have the option to have a representative of Landlord present at the time that Tenant accesses the riser. Any work performed within the riser shall not interfere with the use and occupancy of the Building by other tenants. Tenant shall repair any damage caused by Tenant’s access to the riser and shall indemnify and hold Landlord harmless against all liability, losses, damages, costs, expenses, causes of action and/or claims arising by reason of Tenant’s access and/or use of the riser. Said telecommunications, cables and wiring shall be removed by Tenant, at Tenant’s sole cost and expense, at the expiration or earlier termination of this Lease, and Tenant shall restore the Building to its existing condition prior to the installation of said telecommunications, cables and wiring and repair any damage caused by such removal. In addition, if Tenant fails to remove its telecommunications, cables and wiring from the riser at the expiration or earlier termination of this Lease, then, Landlord may, at Tenant’s sole cost and expense, remove such telecommunications, cables and wiring from the riser and repair any damage caused by such removal.

10. Supplemental HVAC. In consideration of this Amendment, Landlord shall install and activate one (1) supplemental two (2) ton air-conditioning unit within the Premises (the “Supplemental HVAC Unit”) to cool Tenant’s server/equipment room. Such installation and activation shall be included as part of Landlord’s Work. Once installed, the Supplemental HVAC Unit shall be deemed a part of the Premises and all references in the Lease to the Premises shall include said Supplemental HVAC Unit. Tenant shall be solely responsible, at its sole cost and expense, for maintenance, repair and use of the Supplemental HVAC Unit, and shall indemnify and hold harmless Landlord from and against all liability, claims or costs, including reasonable legal fees, arising from the maintenance, repair and use thereof. Under no circumstances shall Landlord be liable for any damage to or vandalism of the Supplemental HVAC Unit. The Supplemental HVAC Unit shall be the property of Landlord and shall remain at the Building upon the expiration or earlier termination of this Lease.

11. Brokerage. Each party represents to the other that it did not deal with any real estate broker in connection with this Agreement other than the Brokers named in the Lease (the “Brokers”). The commission of the Brokers, if any, shall be paid by Landlord in accordance with a separate agreement between Landlord and the Brokers. Each party indemnifies and holds the other harmless from any claim for a commission or other fee made by any broker with whom the indemnifying party has dealt other than the Brokers.

12. Recording. Neither this Agreement nor any memorandum of this Agreement shall be recorded in any public records.

13. No Default. Tenant represents, warrants and covenants that Landlord is not currently in default under any of its obligations under the Lease and Tenant is not in default under any of its obligations under the Lease and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Landlord or Tenant under the Lease.

14. Authority of Signatories. Each person signing this Agreement represents that he or she has full authority to do so.

15. Defined Terms. The capitalized terms used in this Agreement and not defined herein shall have the respective meanings indicated in the Lease, unless the context requires otherwise.

16. No Other Changes. The intent of this Agreement is only to modify and amend those provisions of the Lease as herein specified. Except as herein specifically modified, changed and amended, all of the terms and conditions of the Lease shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

LANDLORD:

WITNESS:	BTCT ASSOCIATES, L.L.C.

By:

	Its:	Manager

TENANT:

ATTEST:	VALERITAS, INC.

By:	By:	/s/ Kristine Peterson

Its:	Its:	CEO

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LANDLORD’S WORK RIDER

Date of First

Amendment to Lease:	January 17th, 2013

Landlord:	BTCT Associates, L.L.C.

Tenant:	Valeritas, Inc.

Replacement Space:	Portion of the Sixth Floor

750 Route 202

Bridgewater, New Jersey

1. Landlord’s Work. (a) Landlord shall, at its cost and expense, prepare a full set of construction documents, including specifications and signed and sealed plans (the “Plans and Specifications”) for the work to be performed substantially in accordance with the space plan prepared by Charles P. Dietz dated November 27, 2012, in order to render the Replacement Space ready for Tenant’s occupancy thereof. Landlord shall, at its cost and expense, prepare the Replacement Space for Tenant’s occupancy in accordance with the Plans and Specifications. All such work to be performed by Landlord is referred to herein and in the Lease as “Landlord’s Work”. The scope of Landlord’s Work contemplates the following:

(a)	Demolition, construction and alterations as required to create the rooms shown on the plan.

(b)	Install locksets on all office, conference room, storage, and server room doors.

(c)	Install sidelights in offices as shown on the space plan.

(d)	Install one pair of Herculite entrance doors.

(e)	Install new carpet and cove base throughout.

(f)	Install new vinyl tile in storage, copier and lunch rooms.

(g)	Paint the entire Premises.

(h)	Relocate existing sprinkler heads and add new as required by code.

(i)	Install new countertops, dishwasher and water line for coffee maker in Break Room and countertop, cabinets and electrical outlet for refrigerator in Board Room Kitchenette.

(j)	Install and activate 2 ton supplemental air-conditioning unit in Tenant’s server room.

(k)	Extend demising walls to underside of deck in four executive offices and three conference rooms.

(1)	Install floor boxes with power feed and pull string for data for cubicles not located adjacent to walls and/or columns.

(m)	Install floor box with receptacle and pull string for data in center of floor in the Board Room and Large Conference Room.

(n)	Install separate lighting circuit for dimmable incandescent high- hats in Board Room and Large Conference Room.

(o)	Provide ceiling mounted receptacle for Tenant’s LCD projector and power source for drop down screen in Board Room and Large Conference Room (projectors, screens and final connections by others).

(p)	Provide separate temperature controls for Board Room, Large Conference Room and four Executive Offices.

(q)	Install window blinds as needed in all windowed offices to match existing.

(r)	All doors to common areas as required by code to be equipped with card access capability.

(s)	Install key switch override at main entrance doors to provide additional Premises access control.

(b) Any work with respect to the installation of computer wiring, security system(s), telephone systems, furniture and/or furniture systems including connection of data cabling, panels, conduits, power poles, electrical connection(s), etc., interior signage, trade fixtures,

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and fire extinguishers, shall be the responsibility of Tenant at its sole cost and expense, with the exception of the installation of the Supplemental HVAC Unit. Tenant shall secure any applicable permits required for such work. Tenant shall supply its own furniture plan at its expense.

(c) Landlord reserves the right to make changes, additions and/or deletions in Landlord’s Work which are deemed reasonably necessary or advisable based upon special job conditions or availability of materials, and to meet requirements of any governmental authority or agency having jurisdiction over the Building and the Premises.

(d) Landlord’s Work shall be the property of Landlord and shall remain on and be surrendered with the Premises upon termination of the Lease.

2. Tenant’s Construction Representative. Upon execution of this Agreement, Tenant shall designate an individual to serve as Tenant’s Construction Representative. Such designation may be changed at any time in accordance with the notice provision of the Lease, but only one (1) individual may be so designated at any one time. Tenant’s Construction Representative shall be the only individual authorized to communicate with Landlord regarding Landlord’s Work and to make decisions regarding Tenant’s Schematic Plans, the Plans and Specifications and Tenant Extras.

3. Tenant Extras. Tenant may request any change, addition or alteration in Landlord’s Work set forth in the Plans and Specifications, subject to the reasonable approval of Landlord (“Tenant Extras”). Substitutions of materials in place of materials set forth in the Plans and Specifications and additions of quantities of materials in excess of quantities of materials set forth on the Plans and Specifications shall be deemed Tenant Extras. Tenant agrees to pay for Tenant Extras based on Landlord’s cost therefor, including field supervision, together with ten (10%) percent of such cost for Landlord’s overhead plus ten (10%) percent of such sum for Landlord’s profit (“Landlord’s Charges”). Tenant shall pay to Landlord Landlord’s Charges for Tenant Extras as Additional Rent within thirty (30) days after Landlord’s request therefor.

4. Tenant Delay. Landlord shall not be required to proceed with the Landlord’s Work or Tenant Extras unless and until Landlord receives payment of Landlord’s Charges requested by Landlord. Tenant shall be responsible for, and pay any and all expenses incurred by Landlord in connection with any delay in the commencement or completion of the Landlord’s Work or Tenant Extras, and any increase in the cost of the Landlord’s Work or Tenant Extras, caused by (i) Tenant’s requirement of Tenant Extras; (ii) the postponement of any of the Landlord’s Work required to perform Tenant Extras; (iii) any other delay requested or caused by Tenant; (iv) Tenant’s failure to promptly pay Landlord’s Charges; (v) Tenant’s selection of materials not available for immediate delivery; and (vi) the request of Tenant to hold any portion of the Landlord’s Work in abeyance.

5. Miscellaneous. (a) The Landlord’s Work shall be performed by Landlord in a good and workmanlike manner.

(b) Upon substantial completion of the Replacement Space, Landlord shall notify Tenant and Landlord and Tenant’s Construction Representative shall together inspect the Replacement Space and prepare a so-called punchlist of items to be completed and Landlord shall diligently proceed to complete such items. Landlord shall not be responsible for any damage or destruction caused by Tenant or Tenant’s contractor. The existence of punchlist items shall not delay the Replacement Space Commencement Date.

6. Default. A default under this Rider shall be a default under the Lease and shall entitle the Landlord to any remedies under the Lease (notwithstanding that the Term has not commenced).

Initials:

Landlord

Tenant

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SIXTH FLOOR PLAN RIDER

Date of First Amendment to Lease:	January 17th, 2013

Landlord:	BTCT Associates, L.L.C.

Tenant:	Valeritas, Inc.

Replacement Space:	Portion of the Sixth Floor

750 Route 202

Bridgewater, New Jersey

Initials:

Landlord

Tenant

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SIXTH FLOOR PLAN RIDER

Date of First Amendment to Lease:	January 17th, 2013

Landlord:	BTCT Associates, L.L.C.

Tenant:	Valeritas, Inc.

Replacement Space:	Portion of the Sixth Floor

750 Route 202

Bridgewater, New Jersey

Initials:

Landlord

Tenant

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